Exhibit 4.1

EXECUTION VERSION

MASONITE CORPORATION

Company

MASONITE INTERNATIONAL INC.

Parent

MASONITE INTERNATIONAL CORPORATION

as a guarantor

Guarantors party hereto

and

THE BANK OF NEW YORK

Trustee

EXCHANGE NOTE INDENTURE

Dated as of October 6, 2006

Senior Subordinated Notes Due 2015

MASONITE CORPORATION

Reconciliation and tie between Trust Indenture Act
of 1939 and Exchange Note Indenture, dated as of October 6, 2006

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	608
	(a)(2)	608
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	608, 609
	(c)	N.A.
§ 311	(a)	605
	(b)	605
	(c)	N.A.
§ 312	(a)	701
	(b)	702
	(c)	702
§ 313	(a)	703
	(a)(4)	1008
	(b)(1)	N.A.
	(b)(2)	703
	(c)(1)	102
	(c)(2)	102
	(d)	703
	(e)	102
§ 314	(a)	1009
	(b)	N.A.
	(c)(1)	102
	(c)(2)	102
	(c)(3)	N.A.
	(d)	N.A.
	(e)	102
	(f)	1017
§ 315	(a)	601
	(b)	602
	(c)	601
	(d)	601
	(e)	514
§ 316	(a) (last sentence)	101(“Outstanding”)
	(a)(1)(A)	502, 512
	(a)(1)(B)	513
	(a)(2)	N.A.
	(b)	508
	(c)	104(d)
§ 317	(a)(1)	503
	(a)(2)	504
	(b)	1003
§ 318	(a)	111

N.A. means Not Applicable.

“Corporate Trust Office”	11
“Covenant Defeasance”	11
“Credit Facilities”	11
“Default”	12
“Defaulted Interest”	12
“Depositary”	12
“Designated Noncash Consideration”	12
“Designated Preferred Stock”	12
“Designated Senior Indebtedness”	12
“Disqualified Stock”	12
“DTC”	13
“EBITDA”	13
“EMU”	14
“Equity Interests”	14
“Equity Offering”	14
“euro”	15
“Event of Default”	15
“Excess Proceeds”	15
“Exchange Act”	15
“Exchange Date”	15
“Exchange Notes”	15
“Exchange Offer”	15
“Exchange Request”	15
“Excluded Contribution”	15
“Existing Indebtedness”	15
“Final Maturity Date”	15
“Fixed Charge Coverage Ratio”	15
“Fixed Charges”	16
“Foreign Subsidiary”	17
“Funding Guarantor”	17
“GAAP”	17
“Government Securities”	17
“guarantee”	17
“Guarantee”	17
“Guarantors”	17
“Hedging Obligations”	18
“Historical Adjustments”	18
“Holder”	19
“incur”	19
“incurrence”	19
“Indebtedness”	19
“Indenture”	20
“Independent Financial Advisor”	20
“Initial Notes”	20

“Interest Payment Date”	20
“Investment Grade Rating”	20
“Investment Grade Securities”	20
“Investments”	20
“Investors”	21
“Issue Date”	21
“KKR Financial Corp.”	21
“Legal Defeasance”	21
“Legal Holiday”	21
“Lien”	21
“Letter of Transmittal”	21
“Loans”	22
“Maturity”	22
“Moody’s”	22
“Net Income”	22
“Net Proceeds”	22
“Non-Issuing Company”	22
“Non-Issuing Company Notes”	22
“Non-Payment Default”	22
“Non-U.S. Person”	22
“Note Register”	22
“Note Registrar”	22
“Notes”	22
“Obligations”	23
“Officer”	23
“Officers’ Certificate”	23
“Opinion of Counsel”	23
“Outstanding”	23
“Outstanding Notes”	23
“Parent”	24
“Pari Passu Indebtedness”	24
“pay the Notes”	24
“Paying Agent”	24
“Payment Blockage Period”	24
“Payment Default”	24
“Permitted Asset Swap”	24
“Permitted Holders”	24
“Permitted Investments”	24
“Permitted Junior Securities”	26
“Permitted Liens”	26
“Person”	29
“Predecessor Note”	29
“preferred stock”	29
“Private Exchange Notes”	29

“Protected Purchaser”	29
“Qualified Proceeds”	29
“Rating Agencies”	29
“Receivables Facility”	29
“Receivables Fees”	29
“Redemption Date”	29
“Redemption Price”	30
“Refinancing Indebtedness”	30
“Refunding Capital Stock”	30
“Registration Rights Agreement”	30
“Registration Statement”	30
“Regular Record Date”	30
“Related Business Assets”	30
“Representative”	30
“Responsible Officer”	30
“Restricted Investment”	30
“Restricted Payments”	30
“Restricted Subsidiary”	30
“Retired Capital Stock”	31
“S&P”	31
“Sale and Lease-Back Transaction”	31
“SEC”	31
“Secured Indebtedness”	31
“Securities Act”	31
“Senior Credit Facilities”	31
“Senior Indebtedness”	31
“Senior Subordinated Indebtedness”	32
“Senior Subordinated Loan Agreement”	32
“Senior Subordinated Notes”	33
“Shelf Registration”	33
“Shelf Registration Statement”	33
“Significant Subsidiary”	33
“Similar Business”	33
“Special Record Date”	33
“Stated Maturity”	33
“Subordinated Indebtedness”	33
“Subsidiary”	33
“Successor Company”	34
“Successor Person”	34
“Total Assets”	34
“Transaction”	34
“Transfer Date”	34
“Transaction Agreement”	34
“Treasury Rate”	34

v

ARTICLE EIGHT MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS	67
SECTION 801. Company May Consolidate, Etc., Only on Certain Terms	67
SECTION 802. Guarantors May Consolidate, Etc., Only on Certain Terms	68
SECTION 803. Successor Substituted	69

ARTICLE NINE SUPPLEMENTAL INDENTURES	69
SECTION 901. Amendments or Supplements Without Consent of Holders	69
SECTION 902. Amendments, Supplements or Waivers with Consent of Holders	70
SECTION 903. Execution of Amendments, Supplements or Waivers	71
SECTION 904. Effect of Amendments, Supplements or Waivers	72
SECTION 905. Compliance with Trust Indenture Act	72
SECTION 906. Reference in Notes to Supplemental Indentures	72
SECTION 907. Notice of Supplemental Indentures	72

ARTICLE TEN COVENANTS	72
SECTION 1001. Payment of Principal, Premium, if any, and Interest	72
SECTION 1002. Maintenance of Office or Agency	72
SECTION 1003. Money for Notes Payments to Be Held in Trust	73
SECTION 1004. Corporate Existence	74
SECTION 1005. Payment of Taxes and Other Claims	74
SECTION 1006. Maintenance of Properties	74
SECTION 1007. Insurance	75
SECTION 1008. Statement by Officers as to Default	75
SECTION 1009. Reports and Other Information	75
SECTION 1010. Limitation on Restricted Payments	77
SECTION 1011. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock	83
SECTION 1012. Liens	88
SECTION 1013. Limitations on Transactions with Affiliates	89
SECTION 1014. Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries	91
SECTION 1015. Limitation on Guarantees of Indebtedness by Restricted Subsidiaries	92
SECTION 1016. Limitation on Layering	93
SECTION 1017. Change of Control	94
SECTION 1018. Asset Sales	95
SECTION 1019. Additional Interest Notice	98
SECTION 1020. Suspension of Covenants	99

ARTICLE ELEVEN REDEMPTION OF NOTES	100
SECTION 1101. Right of Redemption	100
SECTION 1102. Redemption for Changes in Withholding Taxes	101
SECTION 1103. Applicability of Article	102
SECTION 1104. Election to Redeem; Notice to Trustee	102

SECTION 1105. Selection by Trustee of Notes to Be Redeemed	102
SECTION 1106. Notice of Redemption	102
SECTION 1107. Deposit of Redemption Price	103
SECTION 1108. Notes Payable on Redemption Date	103
SECTION 1109. Notes Redeemed in Part	104

ARTICLE TWELVE GUARANTEES	104
SECTION 1201. Guarantees	104
SECTION 1202. Severability	106
SECTION 1203. Restricted Subsidiaries	106
SECTION 1204. Subordination of Guarantees	106
SECTION 1205. Limitation of Guarantors’ Liability	107
SECTION 1206. Contribution	107
SECTION 1207. Subrogation	107
SECTION 1208. Reinstatement	107
SECTION 1209. Release of a Guarantor	108
SECTION 1210. Benefits Acknowledged	108

ARTICLE THIRTEEN LEGAL DEFEASANCE AND COVENANT DEFEASANCE	108
SECTION 1301. Company’s Option to Effect Legal Defeasance or Covenant Defeasance	108
SECTION 1302. Legal Defeasance and Discharge	108
SECTION 1303. Covenant Defeasance	109
SECTION 1304. Conditions to Legal Defeasance or Covenant Defeasance	109
SECTION 1305. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions	111
SECTION 1306. Reinstatement	111

ARTICLE FOURTEEN SUBORDINATION	108
SECTION 1401. Agreement To Subordinate	112
SECTION 1402. Liquidation, Dissolution, Bankruptcy	112
SECTION 1403. Default on Designated Senior Indebtedness of the Company	112
SECTION 1404. Acceleration of Payment of Securities	113
SECTION 1405. When Distribution Must Be Paid Over	114
SECTION 1406. Subrogation	114
SECTION 1407. Relative Rights	114
SECTION 1408. Subordination May Not Be Impaired by Company	114
SECTION 1409. Rights of Trustee and Paying Agent	114
SECTION 1410. Distribution or Notice to Representative	115
SECTION 1411. Article Fourteen Not To Prevent Events of Default or Limit Right To Accelerate	115
SECTION 1412. Trust Moneys Not Subordinated	115
SECTION 1413. Trustee Entitled To Rely	115
SECTION 1414. Trustee To Effectuate Subordination	115

SECTION 1415. Trustee Not Fiduciary for Holders of Senior Indebtedness of the Company	116
SECTION 1416. Reliance by Holders of Senior Indebtedness of the Company on Subordination Provisions	116

APPENDIX & EXHIBITS

Rule 144A / Regulation S / IAI Appendix
EXHIBIT 1 to Rule 144A / Regulation S / IAI Appendix — Form of Initial Note

EXHIBIT 2 to Rule 144A / Regulation S / IAI Appendix — Form of Transferee
Letter of Representation

EXHIBIT A —  Form of Exchange Note
EXHIBIT B —  Form of Supplemental Indenture
EXHIBIT C —  Form of Incumbency Certificate

x

INDENTURE dated as of October 6, 2006 (this “Indenture”), among MASONITE CORPORATION, a Delaware corporation (the “Company”), MASONITE INTERNATIONAL INC., a corporation organized under the federal laws of Canada and the direct parent of the Company (“Parent”), as guarantor, MASONITE INTERNATIONAL CORPORATION, a corporation organized under the laws of Ontario, Canada (the “Non-Issuing Company”), as guarantor, and certain of the Company’s direct and indirect Subsidiaries (as defined below), as guarantors, each named in the signature pages hereto and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company wishes to provide lenders under its Senior Subordinated Loan Agreement with the opportunity to have the term loans issued thereunder evidenced by Exchange Notes (as defined below) evidencing the same indebtedness.

The Company has duly authorized the creation of an issue of (i) Senior Subordinated Notes Due 2015 (the “Initial Notes”) and (ii) if and when issued as required by the Exchange and Registration Rights Agreement dated as of October 6, 2006, among the Company, the Parent, the Non-Issuing Company, the Guarantors and the Lenders (as defined therein), Senior Subordinated Exchange Notes Due 2015 issued pursuant to a Shelf Registration or an Exchange Offer in exchange for any Initial Notes representing the same indebtedness (the “Exchange Notes”, and collectively with the Initial Notes, the “Notes”), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

Each of the Parent, Non-Issuing Company and each Guarantor has duly authorized its Guarantee of the Initial Notes, and if and when issued, the Exchange Notes and to provide therefor each of the Parent, Non-Issuing Company and each Guarantor has duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company and to make this Indenture a valid and legally binding agreement of the Company, in accordance with their and its terms.

All things necessary have been done to make the Guarantees, upon execution and delivery of this Indenture, the valid obligations of each of the Parent, Non-Issuing Company and each Guarantor and to make this Indenture a valid and legally binding agreement of each of the Parent, Non-Issuing Company and each Guarantor, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 101.  Rules of Construction and Incorporation by Reference of Trust Indenture Act.  (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural and words in the plural include the singular;

(2)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);

(3)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(4)           all references to Articles, Sections, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Appendices to, this Indenture;

(5)           “or” is not exclusive;

(6)           “including” means including without limitation;

(7)           all references to the date the Notes were originally issued shall refer to the Issue Date; and

(8)           all references, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest (as herein defined) pursuant to the Registration Rights Agreement.

(b)           This Indenture is subject to the mandatory provisions of the TIA (as herein defined) which are incorporated by reference in and made a part of this Indenture.  The following TIA terms have the following meanings:

(1)           “Commission” means the SEC;

(2)           “indenture securities” means the Notes and the Guarantees;

(3)           “indenture security holder” means a Holder;

(4)           “indenture to be qualified” means this Indenture;

(5)           “indenture trustee” or “institutional trustee” means the Trustee; and

(6)           “obligor” on the indenture securities means the Company, each of the Parent, Non-Issuing Company and each Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 102.  Definitions.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act”, when used with respect to any Holder, has the meaning specified in Section 105 of this Indenture.

“Additional Amounts” has the meaning specified in Section 1102.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Interest Notice” has the meaning specified in Section 1019 hereof.

“Additional Notes” has the meaning specified in Section 203 hereof.

“Adjusted Net Assets” has the meaning specified in Section 1206 of this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 1013 of this Indenture.

“Agent” means any Note Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)           1.0% of the principal amount of the Note; and

(2)           the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of the Note at April 6, 2010 (such redemption price being set forth in the table appearing in Section 1101) plus (ii) all required interest payments due on the Note through April 6, 2010 (excluding accrued but unpaid interest to) the Redemption Date, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of the Note.

“Asset Sale” means:

(1)           the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of Parent or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or

(2)           the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions, in each case, other than:

(a)           any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods held for sale in the ordinary course of business;

(b)           the disposition of all or substantially all of the assets of Parent in a manner permitted pursuant to the provisions described in Article Eight or in Section 1017;

(c)           the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 1010;

(d)           any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $25.0 million;

(e)           any disposition of property or assets or issuance of securities by a Restricted Subsidiary to Parent or by Parent or a Restricted Subsidiary to a Restricted Subsidiary;

(f)            to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)           the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h)           any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (h) of the definition of Permitted Investments);

(i)            foreclosures on assets;

(j)            sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

(k)           any financing transaction with respect to property built or acquired by Parent or any Restricted Subsidiary after the Bridge Closing Date, including Sale and Lease-Back Transactions and asset securitizations permitted by this Indenture.

“Asset Sale Offer” has the meaning specified in Section 1018 of this Indenture.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Blockage Notice” has the meaning specified in Section 1403 of this Indenture.

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of such board.

“Board Resolution” means with respect to Parent or the Company, a duly adopted resolution of the Board of Directors of Parent or the Company, as the case may be, or any committee thereof.

“Bridge Closing Date” means April 6, 2005.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock,

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1)           United States dollars,

(2)           Canadian dollars,

(3)           (a) euro, or any national currency of any participating member state in the European Union, or

(b)           in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business,

(4)           securities issued or directly and fully and unconditionally guaranteed or insured by the Canadian or U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

(5)           certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks,

(6)           repurchase obligations for underlying securities of the types described in clauses (4) and (5) entered into with any financial institution meeting the qualifications specified in clause (5) above,

(7)           commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof,

(8)           marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 12 months after the date of creation thereof,

(9)           investment funds investing 95% of their assets in securities of the types described in clauses (1) through (8) above,

(10)         readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition and

(11)         Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above, provided that such amounts are converted into any currency listed in clauses (1) through (3) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1)           the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2)           Parent or the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of Parent or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of Parent.

“Change of Control Offer” has the meaning specified in Section 1017 of this Indenture.

“Change of Control Payment” has the meaning specified in Section 1017 of this Indenture.

“Change of Control Payment Date” has the meaning specified in Section 1017 of this Indenture.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person’s common stock, whether now outstanding or issued after the Bridge Closing Date, and includes all series and classes of such common stock.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by two Officers or one Officer and either an Assistant Treasurer or an Assistant Secretary of the Company, and delivered to the Trustee.

“consolidated” or “Consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)           consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount resulting from the issuance of Indebtedness at less than par, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), the interest component of Capitalized Lease Obligations and net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and any expensing of bridge, commitment and other financing fees), and

(2)           consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued less

(3)           interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1)           any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefit plans, inventory provisions and write-downs, new product introductions, one-time compensation charges and the Transaction) shall be excluded,

(2)           the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3)           any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4)           any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of Parent, shall be excluded,

(5)           the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Parent shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6)           solely for the purpose of determining the amount available for Restricted Payments under clause (C)(1) of the first paragraph of Section 1010, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net

Income of Parent will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to Parent or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7)           effects of adjustments (including the effects of such adjustments pushed down to Parent, the Company and their subsidiaries) in any line item in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any acquisition that is consummated after the Bridge Closing Date, net of taxes, shall be excluded,

(8)           any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9)           any impairment charge or asset write-off pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded, and

(10)         any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 1010 only (other than clause (c)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by Parent and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from Parent and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by Parent or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

“Consolidated Secured Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of Parent and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which financial reports have been filed with the Commission or provided to the Trustee, to (2) the aggregate amount of EBITDA for the then most recent four fiscal quarters for which reports have been filed with the SEC or provided to the Trustee, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of Parent and its Restricted Subsidiaries on a consolidated basis and (2) the aggregate amount of all outstanding Disqualified Stock of Parent and all preferred stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or preferred stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of Parent.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)           to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)           to advance or supply funds

(a)           for the purchase or payment of any such primary obligation or

(b)           to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)           to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at The Bank of New York, 101 Barclay Street, 8W, New York, New York, 10286, except that with respect to presentation of the Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“Covenant Defeasance” has the meaning specified in Section 1303 of this Indenture.

“Credit Facilities” means, with respect to Parent or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against receivables, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 1011) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 306(b) of this Indenture.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by Parent or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by a senior vice president and the principal financial officer of Parent, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Noncash Consideration.

“Designated Preferred Stock” means preferred stock of Parent or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate executed by a senior vice president and the principal financial officer of Parent or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of Section 1010.

“Designated Senior Indebtedness” means

(1)           any Indebtedness outstanding under the Senior Credit Facilities; and

(2)           any other Senior Indebtedness permitted under this Indenture, the principal amount of which is $25.0 million or more and that has been designated by Parent as “Designated Senior Indebtedness.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“DTC” means the Depositary Trust Company.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1)           increased (without duplication) by:

(a)           provision for taxes based on income or profits, plus franchise or similar taxes, foreign withholding taxes and provincial capital taxes of such Person for such period deducted in computing Consolidated Net Income, plus

(b)           Consolidated Interest Expense of such Person for such period (together with charges in connection with the sale of receivables for such Person for such period to the extent not included in Consolidated Interest Expense) to the extent the same was deducted in calculating such Consolidated Net Income, plus

(c)           Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus

(d)           any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted in computing Consolidated Net Income, plus

(e)           the amount of any restructuring charge deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Bridge Closing Date and costs related to the closure and/or consolidation of facilities, plus

(f)            any other non-cash charges, including any write off or write downs, reducing Consolidated Net Income for such period, (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus

(g)           the amount of any minority interest expense deducted in such period in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests), plus

(h)           the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors or any of their respective Affiliates, plus

(i)            costs of surety bonds incurred in such period in connection with financing activities;

(2)           decreased by (without duplication) non-cash items increasing Consolidated Net Income of such Person for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period; and

(3)           increased or decreased by (without duplication):

(a)           any net gain or loss resulting in such period from Hedging Obligations, plus or minus, as applicable,

(b)           any net gain or loss resulting in such period from currency transaction gains or losses related to currency remeasurements (including any net loss or gain resulting from hedge agreements for currency exchange risk), plus or minus, as applicable,

(c)           without duplication, the Historical Adjustments incurred in such period.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of Common Stock or preferred stock of Parent or any of its direct or indirect parent companies (excluding Disqualified Stock), other than

(1)           public offerings with respect to Parent’s or any direct or indirect parent company’s Common Stock registered on Form S-8;

(2)           issuances to any Subsidiary of Parent; and

(3)           any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning specified in Section 501 of this Indenture.

“Excess Proceeds” has the meaning specified in Section 1018 of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Date” means, as to each Note, the date upon which the related Loans were exchanged for that Note.

“Exchange Notes” has the meaning specified in the second recital of this Indenture.

“Exchange Offer” means the Exchange Offer as defined in the Registration Rights Agreement.

“Exchange Request” has the meaning specified in Section 201 of this Indenture.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by Parent from

(1)           contributions to its common equity capital, and

(2)           the sale (other than to a Subsidiary of Parent or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Parent) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of Parent,

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by a senior vice president and the principal financial officer of Parent on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (C) of the first paragraph of Section 1010.

“Existing Indebtedness” means Indebtedness of Parent or the Restricted Subsidiaries in existence on the Bridge Closing Date, plus interest accruing thereon.

“Final Maturity Date” means April 6, 2015.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that Parent or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by Parent or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Parent or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Parent. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Parent to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Parent may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of

(1)           Consolidated Interest Expense of such Person for such period,

(2)           all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated

Preferred Stock) or any Refunding Capital Stock of such Person made during such period, and

(3)           all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

“Funding Guarantor” has the meaning specified in Section 1206 of this Indenture.

“GAAP” means generally accepted accounting principles in Canada which are in effect on the Bridge Closing Date.

“Government Securities” means securities that are:

(1)           direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)           obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Company thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by Parent, the Non-Issuing Company or any Guarantor of the Company’s Obligations under this Indenture.

“Guarantors” means each of the Subsidiaries named in the signature pages hereto and any Person that executes a supplemental indenture to this Indenture providing for a guarantee of payment on the Notes, other than Parent and the Non-Issuing Company.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Historical Adjustments” means with respect to any Person, without duplication, the following items to the extent incurred prior to the Bridge Closing Date (or, with respect to item (9) below, prior to December 31, 2005) and, in each case, during the applicable period:

(1)           extraordinary losses and unusual or non-recurring charges, including severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefit plans, costs related to labor disruptions or strikes, direct costs of extreme weather conditions such as hurricanes (it being agreed that the aggregate amount of such costs related to labor disruptions or strikes and direct costs of extreme weather conditions shall be $1,800,000 for the third fiscal quarter of fiscal year 2004), inventory provisions and write-downs and one-time compensation charges;

(2)           gains (losses) from the early extinguishment of Indebtedness;

(3)           the cumulative effect of a change in accounting principles;

(4)           gains (losses), net of tax, from disposed or discontinued operations;

(5)           non-cash adjustments to LIFO reserves;

(6)           gains (losses) attributable to the disposition of fixed assets;

(7)           other costs consisting of (a) one-time restructuring charges, (b) one-time severance costs in connection with former employees, (c) debt financing costs, (d) fees and expenses related to acquisitions, (e) consulting services in connection with acquisitions and (f) non-cash charges related to stock-based awards expense (including charges related to effect of the increase in the value of the stock of Masonite International Corporation on restricted stock units and deferred stock units prior to the occurrence of the Transaction);

(8)           with respect to any entity acquired by or consolidated with Parent during the twelve months ended December 31, 2004, the amount of EBITDA for such entity for the period from January 1, 2004 through the date of such acquisition or consolidation, all as determined on a consolidated basis for such entity in accordance with GAAP; and

(9)           the estimated cost savings that would have been achieved had (a) the supply contract, dated March 28, 2002, between Masonite International Corporation and Craftmaster been terminated at the beginning of such period and

(b) the molded door facings purchased by Florida Made from Craftmaster instead been manufactured by Masonite during such period (it being agreed that such cost savings relating to the contracts in (a) and (b), in the aggregate, for each of the fiscal quarters in fiscal year 2004 would have been $2,550,000 and for the first fiscal quarter in fiscal year 2005 would have been $1,250,000).

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“incur” has the meaning specified in Section 1011 of this Indenture.

“incurrence” has the meaning specified in Section 1011 of this Indenture.

“Indebtedness” means, with respect to any Person, without duplication,

(1)           any indebtedness (including principal and premium) of such Person, whether or not contingent

(a)           in respect of borrowed money,

(b)           evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(c)           representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, or

(d)           representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(2)           to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of another Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business, and

(3)           to the extent not otherwise included, the obligations of the type referred to in clause (1) of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be part of and govern this instrument and any such supplemental indenture, respectively.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of Parent, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning stated in the first recital of this Indenture.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)           debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among Parent and its Subsidiaries,

(3)           investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution, and

(4)           corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of Parent in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 1010,

(1)           “Investments” shall include the portion (proportionate to Parent’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of Parent at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Parent shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to

(a)           Parent’s “Investment” in such Subsidiary at the time of such redesignation less

(b)           the portion (proportionate to Parent’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)           any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of Parent.

“Investors” means Kohlberg Kravis Roberts & Co. L.P. and its Affiliates.

“Issue Date” means, with respect to a Note, the date on which such Note is issued pursuant to Section 205.

“KKR Financial Corp.” means KKR Financial Corp., a Maryland corporation.

“Legal Defeasance” has the meaning specified in Section 1302 of this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Loans” means the U.S. Loans as defined in the Senior Subordinated Loan Agreement.

“Maturity”, when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by Parent or any Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or Senior Subordinated Indebtedness required (other than required by clause (1) of the second paragraph of Section 1018) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by Parent, Company or any Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Parent after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Issuing Company” has the meaning specified in the first recital of this Indenture.

“Non-Issuing Company Notes” means the Senior Subordinated Notes due 2015 issued by the Non-Issuing Company.

“Non-Payment Default” means an Event of Default other than a Payment Default.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 304.

“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.  The Initial Notes, the Exchange Notes and any Additional Notes shall be treated as a single class for all purposes of this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, the Exchange Notes issued in exchange for the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed on behalf of Parent by two Officers of Parent, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Parent, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to Parent or the Company.

“Outstanding” or “Outstanding Notes”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)           Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)           Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)           Notes, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected Legal Defeasance or Covenant Defeasance as provided in Article Thirteen; and

(4)           Notes which have been paid pursuant to Section 305 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a Protected Purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Parent” has the meaning specified in the first recital of this Indenture.

“Pari Passu Indebtedness” has the meaning specified in Section 1017 of this Indenture.

“pay the Notes” has the meaning specified in Section 1403 of this Indenture.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

“Payment Blockage Period” has the meaning specified in Section 1403 of this Indenture.

“Payment Default” has the meaning specified in Section 1403 of this Indenture.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Parent or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with Section 1018.

“Permitted Holders” means each of the Investors and their respective Affiliates and members of management of Parent (or its direct parent) who are shareholders of Parent (or its direct parent) on the Bridge Closing Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Affiliates and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of Parent or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1)           any Investment in Parent or any Restricted Subsidiary;

(2)           any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3)           any Investment by Parent or any Restricted Subsidiary of Parent in a Person that is engaged in a Similar Business if as a result of such Investment

(a)           such Person becomes a Restricted Subsidiary or

(b)           such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or a Restricted Subsidiary;

(4)           any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 1018 or any other disposition of assets not constituting an Asset Sale;

(5)           any Investment existing on the Bridge Closing Date;

(6)           any Investment acquired by Parent or any Restricted Subsidiary

(a)           in exchange for any other Investment or accounts receivable held by Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of Parent of such other Investment or accounts receivable or

(b)           as a result of a foreclosure by Parent or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)           Hedging Obligations permitted under clause (10) of  Section 1011;

(8)           any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $300.0 million and (b) 10.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9)           Investments the payment for which consists of Equity Interests of Parent, or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of Section 1010;

(10)         guarantees of Indebtedness permitted under Section 1011;

(11)         any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the second paragraph of Section 1013 (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12)         Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13)         additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $100.0 million and (b) 4.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14)         Investments relating to any special purpose Wholly Owned Subsidiary of Parent organized in connection with a Receivables Facility that, in the good faith determination of the Board of Directors of Parent, are necessary or advisable to effect such Receivables Facility;

(15)         advances to employees not in excess of $15.0 million outstanding at any one time, in the aggregate; and

(16)         loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business.

“Permitted Junior Securities” means:

(1)           Equity Interests in Parent, the Company, the Non-Issuing Company, any Guarantor or any direct or indirect parent of Parent; or

(2)           unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes and the related Guarantees are subordinated to Senior Indebtedness under this Indenture;

provided that the term “Permitted Junior Securities” shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is treated as part of the same class as the Notes for purposes of such plan of reorganization.

“Permitted Liens” means, with respect to any Person:

(1)           pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)           Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)           Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4)           Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)           minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)           Liens securing Indebtedness permitted to be incurred pursuant to Section 1011(b)(4) or (12);

(7)           Liens existing on the Bridge Closing Date;

(8)           Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Parent or any Restricted Subsidiary;

(9)           Liens on property at the time Parent or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Parent or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by Parent or any Restricted Subsidiary;

(10)         Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Parent or another Restricted Subsidiary permitted to be incurred in accordance with Section 1011;

(11)         Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12)         Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)         leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Parent or any of the Restricted Subsidiaries;

(14)         Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Parent and its Restricted Subsidiaries in the ordinary course of business;

(15)         Liens in favor of Parent, the Company, the Non-Issuing Company or any Guarantor;

(16)         Liens on equipment of Parent or any Restricted Subsidiary granted in the ordinary course of business to Parent’s client at which such equipment is located;

(17)         Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18)         Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11) and (15); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19)         deposits made in the ordinary course of business to secure liability to insurance carriers; and

(20)         other Liens securing obligations incurred in the ordinary course of business which obligations do to exceed $25.0 million at any one time outstanding.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 305 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Private Exchange Notes” has the meaning specified in Section 901 of this Indenture.

“Protected Purchaser” has the meaning specified in Section 305 of this Indenture.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Parent (as certified by a Board Resolution) which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means one or more receivables financing facilities, as amended from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to Parent and the Restricted Subsidiaries pursuant to which Parent or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Redemption Date”, when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinancing Indebtedness” has the meaning specified in Section 1011 of this Indenture.

“Refunding Capital Stock” has the meaning specified in Section 1010 of this Indenture.

“Registration Rights Agreement” means the Exchange and Registration Rights Agreement dated as of the date hereof, among Parent, the Company, the Non-Issuing Company, the Guarantors and the Lenders party thereto.

“Registration Statement” means the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable, as defined in the Registration Rights Agreement.

“Regular Record Date” has the meaning specified in Section 301 of this Indenture.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by Parent or a Restricted Subsidiary in exchange for assets transferred by Parent or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Representative” means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of Parent or the Company.

“Responsible Officer”, when used with respect to the Trustee, means any vice president, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning specified in Section 1010 of this Indenture.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of Parent, the Company or the Non-Issuing Company, as the case may be, (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Retired Capital Stock” has the meaning specified in Section 1010 of this Indenture.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by Parent or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by Parent or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any indebtedness of Parent secured by a Lien.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the Credit Agreement entered into as of April 6, 2005 by and among Parent, the Company, the lenders party thereto in their capacities as lenders thereunder, The Bank of Nova Scotia, as Administrative Agent, and The Bank of Nova Scotia, as Canadian Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 1011).

“Senior Indebtedness” means

(1)           all Indebtedness of Parent, the Company, the Non-Issuing Company or any Guarantor outstanding under the Senior Credit Facilities (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of Parent, the Company, the Non-Issuing Company or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Bridge Closing Date or thereafter created or incurred) and all obligations of Parent, the Company, the Non-Issuing Company or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2)           all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of this Indenture;

(3)           any other Indebtedness of Parent, the Company or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any related Guarantee;

(4)           all Obligations with respect to the items listed in the preceding clauses (a), (b) and (c);

provided, however, that Senior Indebtedness shall not include:

(1)           any obligation of such Person to Parent or any Subsidiary;

(2)           any liability for federal, state, local or other taxes owed or owing by such Person;

(3)           any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4)           any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(5)           that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture provided, however,  that such Indebtedness shall be deemed not to have been incurred in violation of this Indenture for purposes of this clause if such Indebtedness consists of Designated Senior Indebtedness, and the holder(s) of such Indebtedness of their agent or representative (a) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated this Indenture and (b) shall have received a certificate from an officer of the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture.

“Senior Subordinated Indebtedness” means

(1)           with respect to the Company, Indebtedness which ranks equal in right of payment to the Notes issued by the Company, and

(2)           with respect to Parent, the Company (with respect to its Guarantee), the Non-Issuing Company (with respect to its Guarantee) or any Guarantor, Indebtedness which ranks equal in right of payment to the Guarantee of such entity of Notes.

“Senior Subordinated Loan Agreement” means the Senior Subordinated Loan Agreement, entered into as of April 6, 2005 by and among Parent, the Company, the Non-Issuing

Company, the lenders party thereto in their capacities as lenders thereunder, The Bank of Nova Scotia, as Administrative Agent, and The Bank of Nova Scotia, as Canadian Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 1011).

“Senior Subordinated Notes” means the Notes and the Non-Issuing
Company Notes.

“Shelf Registration” means the Shelf Registration as defined in the Registration Rights Agreement.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Bridge Closing Date.

“Similar Business” means any business conducted or proposed to be conducted by Parent and its Restricted Subsidiaries on the Bridge Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 306.

“Stated Maturity”, when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Notes as the fixed date on which the principal of such Notes or such installment of principal or interest is due and payable.

“Subordinated Indebtedness” means:

(1)           any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes, and

(2)           any Indebtedness of Parent, the Non-Issuing Company or any Guarantor which is by its terms subordinated in right of payment to the guarantee of such Person of the Notes.

“Subsidiary” means, with respect to any Person,

(1)           any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time and

(2)           any partnership, joint venture, limited liability company or similar entity of which

(x)            more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)           such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Company” has the meaning specified in Section 801 of this Indenture.

“Successor Person” has the meaning specified in Section 802 of this Indenture.

“Total Assets” means the total assets of Parent and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Parent.

“Transaction” means the transactions contemplated by the Transaction Agreement, the Notes offered hereby and the Senior Credit Facilities.

“Transfer Date” means, for any transfer or sale of Notes, the date upon which such transfer or sale is completed.

“Transaction Agreement” means the Second Amended and Restated Combination Agreement dated as of February 17, 2005 between Stile Acquisition Corp. and Masonite International Corporation.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 6, 2010, provided, however, that if the period from the redemption date to April 6, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa—777bbbb) as in effect on the date hereof.

“Trustee” means The Bank of New York, a New York banking corporation, until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1)           any Subsidiary of Parent, except the Company, which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of Parent, as provided below) and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of Parent may designate any Subsidiary of Parent (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Parent or any Subsidiary of Parent (other than any Subsidiary of the Subsidiary to be so designated), provided that

(1)           any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by Parent,

(2)           such designation complies with Section 1010 and

(3)           each of

(a)           the Subsidiary to be so designated and

(b)           its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Parent or any Restricted Subsidiary.

The Board of Directors of Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and either

(1)           Parent could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under Section 1011 or

(2)           the Fixed Charge Coverage Ratio for Parent and its Restricted Subsidiaries would be greater than such ratio for Parent and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Board of Directors of Parent shall be notified by Parent to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing

(1)           the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

(2)           the sum of all such payments.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 103.  Compliance Certificates and Opinions.  Upon any application or request by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and, other than in connection with the authentication of the Initial Notes, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

(1)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 104.  Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of Parent or the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of Parent or the Company stating that the information with respect to such factual matters is in the possession of Parent or the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 105.  Acts of Holders.  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)           The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 106.  Notices, Etc., to Trustee, Company, any Guarantor and Agent.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)           the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at The Bank of New York, 101 Barclay Street, 8W, New York, New York, 10286 Attention: Corporate Trust Administration, or

(2)           the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Guarantor addressed to it at Masonite International Corporation/Masonite Corporation, 1 North Dale Mabry, Suite 950, Tampa, Florida 33609, Attention:  Legal Department, or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor.

SECTION 107.  Notice to Holders; Waiver.  Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Notices given by publication shall be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 108.  Effect of Headings and Table of Contents.  The Article and Section headings herein, the Table of Contents and the reconciliation and tie between the TIA and this Indenture are for convenience of reference only, are not intended to be considered a part hereof and shall not affect the construction hereof.

SECTION 109.  Successors and Assigns.  All agreements of the Company in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 1209 hereof.

SECTION 110.    Separability Clause.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.    Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Notes Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.    Governing Law.  This Indenture, the Notes and any Guarantee shall be governed by and construed in accordance with the laws of the State of New York.  This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 113.  Legal Holidays.  In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for purposes of such payment for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

SECTION 114.  No Personal Liability of Directors, Officers, Employees and Stockholders.  No director, officer, employee, incorporator or stockholder of Parent, the Company, the Non-Issuing Company or any Guarantor or any of their parent companies shall have any liability for any obligations of Parent, the Company, the Non-Issuing Company or the Guarantors under the Notes, the Guarantees, or the Indenture for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 115.  Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 116.  Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.  One signed copy is enough to prove this Indenture.

SECTION 117.  Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL

PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 118.  Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE TWO

THE NOTES

SECTION 201.  Procedure for Exchange.  (a) So long as the Company and the Non-Issuing Company have received requests to issue at least $20,000,000 in the aggregate principal amount of Notes and Senior Subordinated Notes due 2015 issued by the Non-Issuing Company, on the fifth Business Day following receipt by the Company of a written request (an “Exchange Request”) given at any time from time to time pursuant to the terms of paragraph (b) below from the holder of any Loan (or beneficial owner of a portion thereof) to exchange some or all of such holder’s Loans, the Company shall execute and deliver to such holder or beneficial holder one or more Initial Notes as evidence of all or a part of the principal amount of such Loan bearing interest as set forth therein dated the Issue Date of such Note, payable to the order of such holder (or such beneficial owner), and issued in accordance with Section 205, in the same principal amount as the Loans (or portion thereof) being evidenced (for certainty, including any capitalized interest) and shall cause each Guarantor to endorse its guarantee thereon.

(b)           The Exchange Request shall specify the principal amount of the Loans to be exchanged pursuant to this Section 201, which shall be at least $100,000 and integral multiples of $50,000 in excess thereof or the entire remaining aggregate principal amount of the Loan of such holder (for certainty, including any capitalized interest).  The Exchange Request shall also indicate such holder’s DTC participant number.

SECTION 202.  Principal Amount and Maturity.  The principal amount of the Initial Notes received by each Holder will equal the same principal amount as the Loans (or portion thereof) for which they are exchanged.  If a Default (but not an Event of Default) shall have occurred and be continuing on such Exchange Date, any notices given or cure periods commenced while any Loan was outstanding shall be deemed given or commenced (as of the actual dates thereof) for all purposes with respect to the related Note (with the same effect as if such Note had been outstanding as of the actual dates thereof).  The amount of Notes which may be issued hereunder shall be unlimited.

All Notes will mature on the Final Maturity Date.

SECTION 203.  Interest Rates.  (a) Except as provided in Section 203(b) below, the unpaid principal amount of the Notes shall bear interest at a rate per annum equal to that of the Loans as provided in the Senior Subordinated Loan Agreement on the Issue Date of the Initial Note.

(b)           A Holder may elect to receive Notes in the form of multiple tranches (with such tranches bearing different interest rates and having different maturities, ranking and other terms, all as determined by the Lead Arranger (as defined in the Senior Subordinated Loan Agreement)), so long as the weighted average interest rate of such tranches does not exceed the weighted average interest rate of such surrendered Loans.

(c)           Subject to Section 203(d) below, the interest rate borne by the Notes shall not exceed 11.0% per annum.  To the extent the interest rate borne by any Note exceeds 11.0% per annum, the Company may elect to pay such excess interest (the “PIK Interest Amount”) through the issuance of additional Initial Notes or Exchange Notes (the “Additional Notes”), as the case may be, in an aggregate principal amount equal to all or a portion of such PIK Interest Amount.  Such Additional Notes shall be substantially in the form of Exhibit 1.

(d)           Any amount (whether of principal or interest) not paid when due hereunder (whether at the stated maturity, by acceleration or otherwise) shall bear interest, to the extent permitted by law (after as well as before judgment), payable on demand, at the rate that would otherwise be applicable thereto plus 2% per annum from and including the date of such non-payment to but excluding the date on which such amount is paid in full.

(e)           In no event shall the interest rate on the Notes exceed the highest lawful rate permitted by applicable law.

(f)            Interest shall be payable semiannually in arrears on each Interest Payment Date.  Payments made on the first Interest Payment Date after the Exchange Date with respect to any Note shall include any capitalized interest on such Note.  Prior to the first Interest Payment Date with respect to any Note, the Company shall certify to the Trustee the amount of interest, if any, accrued but not paid on the Loan exchanged for such Note.  Notwithstanding the foregoing, if a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on the Notes for the intervening period.  If a regular record date is not a Business Day, the record date shall not be affected.

(g)           The Company or a calculation agent to be appointed by the Company will calculate the amount of interest payable from time to time under the Notes.

SECTION 204.  Form and Dating.  Provisions relating to the Initial Notes, the Private Exchange Notes and the Exchange Notes are set forth in the Rule 144A / Regulation S / IAI Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits 1(a) and 1(b), which are hereby incorporated in and expressly made a part of this Indenture.  The Exchange Notes and the

Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company).  Each Note shall be dated the date of its authentication.

SECTION 205.  Execution, Authentication, Delivery and Dating.  The Notes shall be executed on behalf of the Company by any two Officers.  The signature of any Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, in accordance with Section 201, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.  At any time and from time to time after the execution and delivery of this Indenture, in accordance with Section 201, the Company may issue Notes pursuant to the existing Global Notes by delivering a Company Order to the Trustee, which Company Order shall confirm the principal amount and capitalized interest of the Loans being exchanged by the Holder thereof.  The Company Order shall also direct the Trustee to credit the DTC participant accounts of the Holders of such Loans and to confirm such credit with the broker or dealer specified, and the Trustee in accordance with such Company Order shall credit such accounts and make such confirmations.  In addition, such Company Order shall specify the date on the issue of Notes and the credit is to take place.  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Additional Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes and certifying that the issuance of such Additional Notes is in compliance with Article Ten hereof and that all other conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Additional Notes.  On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed the aggregate principal amount of any Initial Notes and Additional Notes outstanding; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes and any Additional Notes of a like aggregate principal amount in accordance with an Shelf Registration or an Exchange Offer pursuant to the Registration Rights Agreement and a Company Order for the authentication and delivery of such Exchange Notes and certifying that all conditions precedent to the issuance of such Exchange Notes are complied with (including the effectiveness of the Registration Statement related thereto).  Upon the initial issuance of the Initial Notes, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the Company, Parent, the Non-Issuing Company or any Guarantor, pursuant to Article Eight of this Indenture, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company, Parent, the Non-Issuing Company or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed a supplemental indenture hereto with the Trustee pursuant to Article Eight of this Indenture, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange.  If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

ARTICLE THREE

NOTES FORMS

SECTION 301.  Title and Terms.  The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided, however that any Additional Notes issued under this Indenture are issued in accordance with Sections 202 and 1011 hereof, as part of the same series as the Initial Notes.

The Notes shall be known and designated as the “Senior Subordinated Notes Due 2015” of the Company.  The Stated Maturity of the Notes shall be April 6, 2015, and the Notes shall bear interest at the Interest Rate specified in Section 202 from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on April 15 and October 15 of each year and at said Stated Maturity, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any

Predecessor Note) is registered at the close of business on each April 1 and October 1 (each, a “Regular Record Date”).

The principal of (and premium, if any), interest and Additional Interest, if any, on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the Note Register of Holders; provided that all payments of principal, premium, if any, and interest and Additional Interest, if any, with respect to Notes represented by one or more permanent Global Notes registered in the name of or held by the Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.  Until otherwise designated by the Company, the Company’s office or agency in New York shall be the office of the Trustee maintained for such purpose.

Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to Section 1017.  The Notes shall be subject to repurchase pursuant to an Asset Sale Offer as provided in Section 1018.

The Notes shall be redeemable as provided in Article Eleven.

The due and punctual payment of principal of, premium, if any, and interest on the Notes payable by the Company is irrevocably unconditionally guaranteed, to the extent set forth herein, by Parent, the Non-Issuing Company and each of the Guarantors.

SECTION 302.  Denominations.  The Notes shall be issuable only in registered form without coupons and only in denominations of $1.00 and any integral multiple thereof.

SECTION 303.  Temporary Notes.  Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 304.  Registration, Registration of Transfer and Exchange.  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to

Section 1002 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time.  At all reasonable times, the Note Register shall be open to inspection by the Trustee.  The Trustee is hereby initially appointed as note registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, and in accordance with Article Two, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Notes for Exchange Notes evidencing the same underlying indebtedness shall occur until an Registration Statement shall have been declared effective by the SEC, the Trustee shall have received an Officers’ Certificate confirming that the Registration Statement has been declared effective by the SEC and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 202, 303, 906, 1017, 1018, or 1108 not involving any transfer.

SECTION 305.  Mutilated, Destroyed, Lost and Stolen Notes.  If (1) any mutilated Note is surrendered to the Trustee, or (2) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a Protected Purchaser (as defined in Section 8-303 of the Uniform Commercial Code) (a “Protected Purchaser”), the Company shall execute and upon Company

Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and each Guarantor, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 306.  Payment of Interest; Interest Rights Preserved.  (a) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that, subject to Section 301 hereof, each installment of interest may at the Company’s option be paid by (1) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 307, to the address of such Person as it appears in the Note Register or (2) transfer to an account located in the United States maintained by the payee.

(b)           Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 107, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c)           Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 307.  Persons Deemed Owners.  Prior to the due presentment of a Note for registration of transfer, the Company, Parent, the Non-Issuing Company, any Guarantor, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 304 and 306) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 308.  Cancellation.  All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee.  If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Company shall direct that cancelled Notes be returned to it.

SECTION 309.  Transfer and Exchange.  The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer.  When a Note is presented to the Notes Registrar or a co-registrar with a request to register a transfer, the Notes Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met.  When Notes are presented to the Notes Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Notes Registrar shall make the exchange as requested if the same requirements are met.

SECTION 310.  CUSIP Numbers.  The Company in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case, if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP” numbers, ISINs and “Common Code” numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such “CUSIP” numbers, ISINs and “Common Code” numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers, ISINs and “Common Code” numbers applicable to the Notes.

SECTION 311.  Issuance of Additional Notes.  The Company may, subject to Section 202 of this Indenture, issue Additional Notes having identical terms and conditions to the Notes. The Initial Notes, Exchange Notes and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture.  This Indenture shall upon the Company’s Request and at the Company’s expense cease to be of further effect (except as set forth in the last paragraph of this Section and as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(1)           either

(A)          all applicable Notes theretofore authenticated and delivered, (except (i) lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 305 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003), have been delivered to the Trustee for cancellation; or

(B)           all applicable Notes not theretofore delivered to such Trustee for cancellation,

(i)            have become due and payable by reason of the making of a notice of redemption pursuant to Section 1105 or otherwise,

(ii)           will become due and payable at their Stated Maturity within one year, or

(iii)          are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, Parent, the Non-Issuing Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)           no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under the Credit Facilities or any other material agreement or instrument (other than this Indenture) to which the Company, Parent, the Non-Issuing Company or any Guarantor is a party or by which the Company, Parent, the Non-Issuing Company or any Guarantor is bound;

(3)           the Company has paid or caused to be paid all sums payable by it under this Indenture;

(4)           the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at the Stated Maturity or the Redemption Date, as the case may be; and

(5)           the Company has delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 612 and, if money or Government Securities shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

SECTION 402.  Application of Trust Money.  Subject to the provisions of the last paragraph of Section 1003, all money or Government Securities deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money or Government Securities has been deposited with the Trustee; but such money or Government Securities need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 401; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

SECTION 501.  Events of Default.  “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Fourteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under this Indenture, whether or not such payment shall be prohibited by Article Fourteen hereof or Section 1204;

(2)           default for 30 days or more in the payment when due of interest or Additional Amounts (as defined in Section 1102) on or with respect to the Notes issued under this Indenture, whether or not such payment shall be prohibited by Article Fourteen hereof or Section 1204;

(3)           failure by Parent or the Company, as applicable, to comply for 30 days after notice by the Trustee or the holders of not less than 30% in principal amount of the Notes then outstanding with any of its obligations under Section 1017 (other than a failure to purchase Notes) or Section 1018 (other than a failure to purchase Notes) or under Sections 1009, 1010, 1011, 1012, 1013, 1014, 1015, or 1016;

(4)           failure by Parent, the Company, the Non-Issuing Company or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the then outstanding Notes and issued under the Indenture to comply with any of its other agreements contained in this Indenture or the Notes;

(5)           default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Parent or any Restricted Subsidiary or the payment of which is guaranteed by Parent or any Restricted Subsidiary, other than Indebtedness owed to Parent or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both

(A)          such default either results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and
(B)           the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

(6)           failure by Parent, the Company or any Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7)           any of the following events with respect to Parent, the Company or any Significant Subsidiary:

(A)          the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law
(i)                                     commences a voluntary case;
(ii)                                  consents to the entry of an order for relief against it in an involuntary case;
(iii)                               consents to the appointment of a custodian of it or for any substantial part of its property;
(iv)                              takes any comparable action under any foreign laws relating to insolvency; or
(B)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)                                     is for relief against the Company or any Significant Subsidiary in an involuntary case;
(ii)                                  appoints a custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or
(iii)                               orders the winding up or liquidation of the Company or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 days;

(8)           the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the related Indenture or the release of any such Guarantee in accordance with this Indenture; or

(9)           an Event of Default under the indenture governing the Non-Issuing Company Notes.

SECTION 502.  Acceleration of Maturity; Rescission and Annulment.  (a) If any Event of Default (other than an Event of Default specified in Section 501(8)) occurs and is continuing under an Indenture, then and in every case the Trustee or the Holders of at least 30% in principal amount of Outstanding Notes under this Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the Outstanding Notes issued to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders) provided, however, that, so long as any Indebtedness permitted to be incurred under this Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of

(1)           acceleration of any such Indebtedness under the Senior Credit Facilities, or

(2)           five Business Days after the giving of written notice of such acceleration to the Company and the administrative agent under the Senior Credit Facilities.

(b)           Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 501(8) occurs and is continuing, then the principal amount of all Outstanding Notes shall ipso facto become and be immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder.

(c)           At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)           the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A)          all overdue interest on all Outstanding Notes,
(B)           all unpaid principal of (and premium, and Additional Interest, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,
(C)           to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and
(D)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)           Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513, no such rescission shall affect any subsequent default or impair any right consequent thereon.

(d)           Notwithstanding the preceding paragraph, in the event of any Event of Default specified in Section 501(6) above, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose,

(1)           the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or

(2)           the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(3)           if the default that is the basis for such Event of Default has been cured.

SECTION 503.  Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if:

(1)           default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)           default is made in the payment of the principal of (or premium, or Additional Interest, if any, on) any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Guarantees by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including seeking recourse against any Guarantor.

SECTION 504.  Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor including any Guarantor, upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)           to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.  Trustee May Enforce Claims Without Possession of Notes.  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 506.  Application of Money Collected.  Subject to Article Fourteen hereof and Section 1204, any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 607;

SECOND:  To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD:  The balance, if any, to the Company or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

SECTION 507.  Limitation on Suits.  No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)           such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)           Holders of at least 30% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3)           such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)           the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)           Holders of a majority in principal amount of the total Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Guarantees to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or the Guarantees, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 508.  Unconditional Right of Holders to Receive Principal, Premium and Interest.  Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 306) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.  Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.  Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 305, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.  Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.  Control by Holders.  The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

(1)           such direction shall not be in conflict with any rule of law or with this Indenture,

(2)           subject to Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)           the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

SECTION 513.  Waiver of Past Defaults.  Subject to Sections 508 and 902, Holders of a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all such Notes waive any existing Default or Event of Default and its consequences, except a continuing Default or Event of Default (1) in respect of the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder, or (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 514.  Waiver of Stay or Extension Laws.  Each of the Company, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601.  Duties of the Trustee.  (a) Except during the continuance of a Default or an Event of Default,

(1)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

(b)           If a Default or an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1)           this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)           no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.  Notice of Defaults.  Within 30 days after the earlier of receipt from the Company of notice of the occurrence of any Default or Event of Default hereunder or the date when such Default or Event of Default becomes known to the Trustee, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

SECTION 603.  Certain Rights of Trustee.  Subject to the provisions of TIA Sections 315(a) through 315(d):

(1)           the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4)           the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

(5)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;

(6)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(7)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)           the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.

(9)           the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(10)         the Trustee may request that the Company deliver a certificate substantially in the form of Exhibit C hereto setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign a certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(11)         in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(12)         the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

SECTION 604.  Trustee Not Responsible for Recitals or Issuance of Notes.  The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein.  The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 605.  May Hold Notes.  The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent; provided, however, that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

SECTION 606.  Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607.  Compensation and Reimbursement.  Parent, the Company, the Non-Issuing Company and the Guarantors, jointly and severally, agree:

(1)           to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and

(3)           to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than the taxes based on the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim regardless of whether the claim is asserted by Parent, the Company, the Non-Issuing Company, a Guarantor, a Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.  As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(8), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

The provisions of this Section shall survive the termination of this Indenture and resignation or removal of the Trustee.

SECTION 608.  Corporate Trustee Required; Eligibility.  There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 609.  Resignation and Removal; Appointment of Successor.  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

(b)           The Trustee may resign at any time by giving written notice thereof to the Company.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee.  If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.  If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(d)           The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 107.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 610.  Acceptance of Appointment by Successor.  (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 611.  Merger, Conversion, Consolidation or Succession to Business.  Any corporation or national association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.  In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee.  In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 612.  Appointment of Authenticating Agent.  At any time when any of the Notes remain Outstanding, the Trustee may appoint an authenticating agent or agents (each, an “Authenticating Agent”) with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 107.  Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company.  Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50.0 million and subject to supervision or examination by Federal or state authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation or national association into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or national association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or national association succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or national association shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 107.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Company and such Authenticating Agent.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK
as Trustee

By:
as Authenticating Agent

By:
as Authorized Signatory

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.  Company to Furnish Trustee Names and Addresses.  The Company will furnish or cause to be furnished to the Trustee:

(1)           semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(2)           at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in clause (1) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

SECTION 702.  Disclosure of Names and Addresses of Holders.  Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 703.  Reports by Trustee.  Within 60 days after May 15 of each year commencing with the first May 15 after the Issue Date, the Trustee shall transmit to the Holders of Notes (with a copy to the Company at the address specified in Section 106), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Section 313(b).

ARTICLE EIGHT

MERGER, CONSOLIDATION OR SALE
OF ALL OR SUBSTANTIALLY ALL ASSETS

SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms.  (a) Neither Parent nor the Company may consolidate, merge or amalgamate with or into or wind up into (whether or not Parent or the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)           Parent or the Company is the surviving corporation or the Person formed by or surviving any such consolidation, merger or amalgamation (if other than Parent or the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of Parent or the Company or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, or the laws of Canada, any province thereof or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2)           the Successor Company, if other than Parent or the Company, expressly assumes all the obligations of Parent or the Company under such series of Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)           immediately after such transaction, no Default or Event of Default exists;

(4)           immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period,

(A)          the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1011(a) or
(B)           the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries (or, for a transaction not involving Parent, for Parent and the Restricted Subsidiaries) would be greater than such Ratio for Parent and the Restricted Subsidiaries immediately prior to such transaction;

(5)           each Guarantor, unless it is the other party to the transactions described above, in which case Section 802(1)(B) below shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(6)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

(b)           The Successor Company shall succeed to, and be substituted for the Company or Parent, as the case may be, under this Indenture and the Notes, as applicable. Notwithstanding clauses (a)(3) and (a)(4) above,

(1)           any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and

(2)           Parent or the Company may merge with an Affiliate of Parent  or the Company, as the case may be, solely for the purpose of reincorporating the Company in another State of the United States so long as the amount of Indebtedness of the Company and the Restricted Subsidiaries is not increased thereby.

SECTION 802.  Guarantors May Consolidate, Etc., Only on Certain Terms.  Subject to Section 1209, each Guarantor, Parent and the Company shall not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1)           (A) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof or the laws of Canada, any province thereof or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B)           the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;
(C)           immediately after such transaction, no Default or Event of Default exists; and
(D)          Parent shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture; or

(2)           the transaction is made in compliance with Section 1018.

Subject to Section 1209 hereof, the Successor Person shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee.  Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Company, the Non-Issuing Company or Parent.

SECTION 803.  Successor Substituted.  Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of the Company, the Non-Issuing Company or any Guarantor in accordance with Sections 801 and 802 hereof, the successor Person formed by such consolidation or into which the Company, the Non-Issuing Company or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company, the Non-Issuing Company or such Guarantor, as the case may be, under this Indenture or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as the Company, the Non-Issuing Company or such Guarantor, as the case may be, herein or the Guarantees, as the case may be. When a successor Person assumes all obligations of its predecessor hereunder, the Notes or the Guarantees, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Guarantees, as the case may be.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.  Amendments or Supplements Without Consent of Holders.  Without the consent of any Holder, Parent, the Company, the Non-Issuing Company, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party) and the Trustee, at any time and from time to time, may amend or supplement this Indenture, any Guarantee or the Notes, in form satisfactory to the Trustee, for any of the following purposes:

(1)           to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)           to comply with Article Eight hereof;

(4)           to provide the assumption of Parent’s, the Company’s or any Guarantor’s obligations to Holders;

(5)           to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(6)           to add covenants for the benefit of the Holders or to surrender any right or power conferred in this Indenture upon Parent, the Company, the Non-Issuing Company or any Guarantor;

(7)           to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(8)           to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements of Sections 609 and 610 hereof;

(9)           to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable (“Private Exchange Notes”);

(10)         to add a Guarantor under this Indenture; or

(11)         making any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

SECTION 902.  Amendments, Supplements or Waivers with Consent of Holders.  With the consent of the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to Parent, the Company, the Non-Issuing Company and the Trustee, the Company, any Guarantor (with respect to any Guarantee or this Indenture to which it is a party), when authorized by Board Resolutions of their respective Board of Directors, and the Trustee may amend or supplement this Indenture, any Guarantee or the Notes for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions or of modifying in any manner the rights of the Holders hereunder or thereunder (including consents obtained in connection with a purchase of or tender offer, Shelf Registration or Exchange Offer for the Notes) and any existing Default, Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes, other than Notes beneficially owned by Parent or its Affiliates (including consents obtained in connection with a purchase of or tender offer, Shelf Registration or Exchange Offer for Notes); provided, however, that no such amendment or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver,

(2)           reduce the principal of or change the Maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes (other than Sections 1017 and 1018),

(3)           reduce the rate of or change the time for payment of interest on any Note,

(4)           waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any guarantee which cannot be amended or modified without the consent of all Holders,

(5)           make any Note payable in money other than that stated in the Notes,

(6)           make any change in Section 513 or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes,

(7)           make any change in these amendment and waiver provisions,

(8)           impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes, or

(9)           make any change in Article Fourteen hereof or Section 1204 that would adversely affect the Holders.

Consent of the Holders is not necessary under this Section 902 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 903.  Execution of Amendments, Supplements or Waivers.  In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.    Effect of Amendments, Supplements or Waivers.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.  Compliance with Trust Indenture Act.  Every supplemental indenture executed pursuant to the Article shall comply with the requirements of the Trust Indenture Act as then in effect.

SECTION 906.  Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

SECTION 907.  Notice of Supplemental Indentures.  Promptly after the execution by the Company, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 107, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN

COVENANTS

SECTION 1001.  Payment of Principal, Premium, if any, and Interest.  The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest and Additional Interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 1002.  Maintenance of Office or Agency.  The Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The designated office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes.  The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 1003.  Money for Notes Payments to Be Held in Trust.  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or Additional Interest, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)           hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)           give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

(3)           at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.  Corporate Existence.  Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole.

SECTION 1005.  Payment of Taxes and Other Claims.  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (2) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

SECTION 1006.  Maintenance of Properties.  The Company will cause all properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary.

SECTION 1007.  Insurance.  The Company will at all times keep all of its and its Subsidiaries’ properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

SECTION 1008.  Statement by Officers as to Default.  (a) Parent will deliver to the Trustee within 120 days after the end of each fiscal year, an Officers’ Certificate which shall comply with Section 314(a)(4) of the TIA stating that a review of the activities of Parent and its Restricted Subsidiaries during the preceding quarter or the preceding fiscal year, as the case may be, has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, Parent during such preceding quarter or the preceding fiscal year, as the case may be, has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such quarter or year, as the case may be, and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.  The Officers’ Certificate shall also notify the Trustee should Parent elect to change the manner in which it fixes its fiscal year-end.  For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

(b)           (1) When any Default or Event of Default has occurred and is continuing under this Indenture, or (2) if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $25,000,000), the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officers’ Certificate specifying such event, notice or other action within five Business Days of its occurrence.

SECTION 1009.  Reports and Other Information.  (a) Notwithstanding that Parent may not be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, Parent shall file with the SEC (and make available to the Trustee and Holders (without exhibits), without cost to each Holder, within 15 days after it files with the SEC):

(1)           within 120 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 20-F) after the end of each fiscal year, annual reports on Form 20-F, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2)           within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form, except that unaudited financial information contained therein shall be permitted to be prepared on a basis consistent with the audited financial information presented in Form 20-F;

(3)           promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K, or any successor or comparable form; and

(4)           any other information, documents and other reports which Parent would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided that Parent shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event Parent shall make available such information to prospective purchasers of the Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time Parent would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Parent’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

In the event that any direct or indirect parent company of Parent becomes a guarantor of the Notes, this Indenture shall permit Parent to satisfy its obligations under this Section 1009 with respect to financial information relating to Parent by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Parent and the Restricted Subsidiaries on a standalone basis, on the other hand.

(b)           Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the Exchange Offer Registration Statement or Shelf Registration Statement within the time periods specified in the Registration Rights

Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

SECTION 1010.  Limitation on Restricted Payments.  (a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any distribution on account of Parent’s or any of its Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(A)          dividends or distributions by Parent payable in Equity Interests (other than Disqualified Stock) of Parent or in options, warrants or other rights to purchase such Equity Interests or
(B)           dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly Owned Subsidiary, Parent or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2)           purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Parent or any direct or indirect parent of Parent, including in connection with any merger or consolidation;

(3)           make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than

(A)          Indebtedness permitted under clauses (7) and (8) of Section 1011 or
(B)           the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4)           make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(A)          no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(B)           immediately after giving effect to such transaction on a pro forma basis, Parent could incur $1.00 of additional Indebtedness under the provisions of Section 1011(a); and

(C)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Parent and its Restricted Subsidiaries after April 6, 2005 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (2) thereof only), (5), (6)(a) and (c) and (9) of Section 1010(b), but excluding all other Restricted Payments permitted by Section 1010(b)), is less than:

(1)           50% of the Consolidated Net Income of Parent for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Bridge Closing Date, to the end of Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus

(2)           100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of marketable securities or other property received by Parent since immediately after the Bridge Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to Section 1011(b)(12) from the issue or sale of

(A)          Equity Interests of Parent, including Retired Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Board of Directors of Parent, of marketable securities or other property received from the sale of

(x)            Equity Interests to members of management, directors or consultants of Parent, any direct or indirect parent company of Parent and Parent’s Subsidiaries after April 6, 2005 to the extent such amounts have been applied to Restricted Payments made in accordance with Section 1010(b)(4) and

(y)           Designated Preferred Stock

and to the extent actually contributed to Parent, Equity Interests of Parent’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such corporations or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 1010(b)(4)) or

(B)           debt securities of Parent that have been converted into or exchanged for such Equity Interests of Parent;

provided, however, that this clause (2) shall not include the proceeds from (A) Refunding Capital Stock (as defined below), (B) Equity Interests or converted debt securities of Parent sold to a Restricted Subsidiary or Parent, as the case may be, (C) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (D) Excluded Contributions, plus

(3)           100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of Parent, of marketable securities or other property contributed to the capital of Parent following the Bridge Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to Section 1011(b)(12)) (other than by a Restricted Subsidiary and other than by any Excluded Contributions), plus

(4)           to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors of Parent, of marketable securities or other property received by means of

(A)          the sale or other disposition (other than to Parent or a Restricted Subsidiary) of Restricted Investments made by Parent and its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from Parent and its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by Parent and its Restricted Subsidiaries or

(B)           the sale (other than to Parent or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by Parent or a Restricted Subsidiary pursuant to clauses (7) or (10) of Section 1010(b) or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary plus

(5)           in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors of Parent in good faith or if, in the case of an Unrestricted Subsidiary, such fair market value may exceed $25.0 million, in writing by an independent investment banking firm of nationally recognized standing, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such

Unrestricted Subsidiary was made by Parent or a Restricted Subsidiary pursuant to clauses (7) or (10) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

(b)           The foregoing provisions shall not prohibit:

(1)           the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(2)           (A)          the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of Parent or the Company, or any Equity Interests of any direct or indirect parent company of Parent, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of Parent or the Company (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and

(B)           if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this Section 1010(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of Parent) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3)           the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of Parent or the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Parent or the Company which is incurred in compliance with Section 1011 so long as:

(A)          the principal amount of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness,
(B)           such Indebtedness is subordinated to the Notes or Parent’s Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value,
(C)           such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and

(D)          such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4)           a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of Parent or any of its direct or indirect parent companies or the Company held by any future, present or former employee, director or consultant of Parent, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $25.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $50.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(A)          the cash proceeds from the sale of Equity Interests of Parent or the Company and, to the extent contributed to Parent, Equity Interests of any of Parent’s direct or indirect parent companies, in each case to members of management, directors or consultants of Parent, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Bridge Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (C) of the preceding paragraph; plus
(B)           the cash proceeds of key man life insurance policies received by Parent and its Restricted Subsidiaries after the Bridge Closing Date less
(C)           the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this Section 1010(b)(4);

                                                and provided further that cancellation of Indebtedness owing to Parent or the Company from members of management of Parent or the Company, any of Parent’s direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of Parent or any of its direct or indirect parent companies shall not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;

(5)           the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Parent or any Restricted Subsidiary issued in accordance with Section 1011 to the extent such dividends are included in the definition of Fixed Charges;

(6)           (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by Parent or the Company after the Bridge Closing Date;

(B)           the declaration and payment of dividends to a direct or indirect parent company of Parent, the proceeds of which shall be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Bridge Closing Date, provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to Parent from the sale of such Designated Preferred Stock; or
(C)           the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to Section 1010(b)(2);

                                                provided, however, in the case of each of (A), (B) and (C) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, Parent and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)           Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of (i) $60.0 million and (ii) 2.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8)           repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9)           the declaration and payment of dividends on Parent’s Common Stock, following the first public offering of Parent’s Common Stock or the common stock of any of its direct or indirect parent companies after the Bridge Closing Date, of up to 6% per annum of the net cash proceeds received by or contributed to Parent in or from any such public offering, other than public offerings with respect to Parent’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution.

(10)         Investments that are made with Excluded Contributions;

(11)         other Restricted Payments in an aggregate amount not to exceed $50.0 million;

(12)         distributions or payments of Receivables Fees;

(13)         any Restricted Payment used to fund the Transaction and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by Section 1013;

(14)         the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to Sections 1017 and 1018; provided that all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(15)         the declaration and payment of dividends by Parent or the Company to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay

(A)          franchise taxes and other fees, taxes and expenses required to maintain their corporate existence,
(B)           federal, state, provincial and local income taxes, to the extent such income taxes are attributable to the income of Parent and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries,
(C)           customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of Parent and the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Parent and its Restricted Subsidiaries, and
(D)          general corporate overhead expenses of any direct or indirect parent company of Parent or the Company to the extent such expenses are attributable to the ownership or operation of Parent and the Restricted Subsidiaries.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (5), (6) and (11) of this Section 1010(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)           As of the time of issuance of the Notes, all of Parent’s Subsidiaries shall be Restricted Subsidiaries. Parent shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary” in Section 102 of this Indenture.  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Parent and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 1010(a) or under clauses (7), (10) or (11) of Section 1010(b), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.

SECTION 1011.  Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.  (a) The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness, which Parent or the Restricted Subsidiaries can elect to be incurred as additional Indebtedness under the Senior Credit Facilities) and Parent shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or preferred stock; provided, however, that Parent may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if the Fixed Charge Coverage Ratio on a consolidated basis for Parent’s and the Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing by Restricted Subsidiaries that are not the Company or Guarantors of the Notes shall not exceed $150.0 million at any one time outstanding.

(b)           The foregoing limitations shall not apply to:

(1)           the incurrence of Indebtedness under Credit Facilities by Parent or any of the Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $1,825.0 million outstanding at any one time; provided, however, that the aggregate amount of Indebtedness incurred by Restricted Subsidiaries (other than the Company or Guarantors) pursuant to this clause (1) may not exceed $300 million outstanding at any one time;

(2)           the incurrence by Parent, the Company and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes);

(3)           Existing Indebtedness (other than Indebtedness described in clauses (1) and (2) above);

(4)           Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by Parent or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (4) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (4), does not exceed the greater of (i) $200 million and (ii) 7.5% of Total Assets;

(5)           Indebtedness incurred by Parent or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6)           Indebtedness arising from agreements of Parent or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

(A)          such Indebtedness is not reflected on the balance sheet of Parent or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (6)(A)) and
(B)           the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Parent and the Restricted Subsidiaries in connection with such disposition;

(7)           Indebtedness of Parent to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not the Company or a Guarantor is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Parent or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

(8)           Indebtedness of a Restricted Subsidiary to Parent or another Restricted Subsidiary; provided that:

(A)          any such Indebtedness is made pursuant to an intercompany note and
(B)           if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not the Company or a Guarantor, such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor;

provided further that any subsequent transfer of any such Indebtedness (except to Parent or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

(9)           shares of preferred stock of a Restricted Subsidiary issued to Parent or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to Parent or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock;

(10)         Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk with respect to any Indebtedness permitted to be incurred pursuant to Section 1011 or commodity pricing risk;

(11)         obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by Parent or any Restricted Subsidiary in the ordinary course of business;

(12)         Indebtedness, Disqualified Stock and preferred stock of Parent or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (12), does not at any one time outstanding exceed the sum of (a) $175.0 million and (b) 100.0% of the net cash proceeds received by Parent since immediately after the Bridge Closing Date from the issue or sale of Equity Interests of Parent or cash contributed to the capital of Parent (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to Parent or any of its Subsidiaries) as determined in accordance with clauses (c)(ii) and (c)(iii) of the first paragraph of Section 1010 to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other investments, payments or exchanges pursuant to the second paragraph of Section 1010 or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) (it being understood that any Indebtedness, Disqualified Stock or preferred stock incurred pursuant to this clause (12) shall cease to be deemed incurred or outstanding for purposes of this clause (12) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which Parent or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or preferred stock under the first paragraph of Section 1011(a) without reliance on this clause (12));

(13)         the incurrence by Parent or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to refund or refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under the first paragraph of this covenant and clauses (2) and (3) above, this clause (12) and clause (14) below or any Indebtedness, Disqualified Stock or preferred stock issued to so refund or refinance such Indebtedness, Disqualified Stock or preferred stock including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the

“Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness

(A)          has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced,
(B)           to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Senior Subordinated Notes or any Guarantee thereof of the Notes, such Refinancing Indebtedness is subordinated or pari passu to the Notes or such Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively and
(C)           shall not include (i) Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of Parent, (ii) Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of a Guarantor or (iii) Indebtedness, Disqualified Stock or preferred stock of Parent or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary;

and provided further that subclause (a) of this clause (13) shall not apply to any refunding or refinancing of any Indebtedness outstanding under the Senior Credit Facilities;

(14)         Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by Parent or any Restricted Subsidiary or merged into Parent or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; provided further that after giving effect to such acquisition or merger, either

(A)          Parent would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant or
(B)           the Fixed Charge Coverage Ratio of Parent and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

(15)         Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16)         Indebtedness of Parent or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Senior Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit; and

(17)         (A)  any guarantee by Parent, the Company or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, or

(B)           any guarantee by a Restricted Subsidiary of Indebtedness of Parent, provided that such guarantee is incurred in accordance with Section 1015.

(c)           For purposes of determining compliance with this Section 1011,

(1)           in the event that an item of Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (1) through (17) of this Section 1011(b) or is entitled to be incurred pursuant to Section 1011(a), Parent, in its sole discretion, shall classify or reclassify such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and shall only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities after the application of the net proceeds from the sale of the Notes shall be treated as incurred on the Bridge Closing Date under Section 1011(b)(1); and

(2)           at the time of incurrence, Parent shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or preferred stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this Section 1011.

(d)           For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(e)           The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 1012.  Liens.  Parent shall not, and shall not permit the Company or any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except

Permitted Liens) that secures obligations under any Indebtedness ranking pari passu with or subordinated to the applicable Notes or, if applicable, any related Guarantee on any asset or property of Parent or the Company or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless

(1)           in the case of Liens securing Indebtedness subordinated to the applicable Notes or any related Guarantee, the applicable Notes and any applicable Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2)           in all other cases, the Notes or the applicable Guarantees are equally and ratably secured, except that the foregoing shall not apply to:

(A)          (i) Liens securing the Notes and the related Guarantees, if any, and (ii) Liens securing Senior Debt of Parent, the Company or any Guarantor and any related guarantees of such Senior Debt; and
(B)           Permitted Liens.

SECTION 1013.  Limitations on Transactions with Affiliates.  (a) Parent shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless

(1)           such Affiliate Transaction is on terms that are not materially less favorable to Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated Person and

(2)           Parent delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million, a resolution adopted by the majority of the Board of Directors of Parent approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above.

(b)           The foregoing provisions shall not apply to the following:

(1)           transactions between or among Parent or any of the Restricted Subsidiaries;

(2)           Restricted Payments permitted by Section 1010 and the definition of “Permitted Investments”;

(3)           the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors;

(4)           the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of Parent, any of its direct or indirect parents or any Restricted Subsidiary;

(5)           transactions in which Parent or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Parent or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 1013(a)(1);

(6)           any agreement as in effect as of the Bridge Closing Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect as compared to the applicable agreement as in effect on the Bridge Closing Date);

(7)           the existence of, or the performance by Parent or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Bridge Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Parent or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Bridge Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect;

(8)           the Transactions and the payment of all fees and expenses related to the Transaction, in each case as disclosed in the Offering Memorandum;

(9)           transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to Parent and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of Parent or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10)         the issuance of Equity Interests (other than Disqualified Stock) of Parent to any Permitted Holder or to any director, officer, employee or consultant;

(11)         sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(12)         payments by Parent or any Restricted Subsidiary to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of Parent in good faith;

(13)         payments or loans (or cancellation of loans) to employees or consultants of Parent, any of its direct or indirect parent companies or any Restricted Subsidiary and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the Board of Directors of Parent in good faith; and

(14)         investments by KKR Financial Corp. in securities of Parent or any Restricted Subsidiary so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

SECTION 1014.  Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a)           (1) pay dividends or make any other distributions to Parent or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (2) pay any Indebtedness owed to Parent or any Restricted Subsidiary;

(b)           make loans or advances to Parent or any Restricted Subsidiary; or

(c)           sell, lease or transfer any of its properties or assets to Parent or any Restricted Subsidiary, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1)           contractual encumbrances or restrictions in effect on the Bridge Closing Date, including, pursuant to the Senior Credit Facilities and the related documentation;

(2)           this Indenture and the Notes;

(3)           purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(4)           applicable law or any applicable rule, regulation or order;

(5)           any agreement or other instrument of a Person acquired by Parent or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6)           contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7)           Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 1011 and 1012 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8)           restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)           other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Bridge Closing Date pursuant to Section 1011;

(10)         customary provisions in joint venture agreements and other similar agreements;

(11)         customary provisions contained in leases and other agreements entered into in the ordinary course of business;

(12)         any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of Parent no more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(13)         restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors of Parent, are necessary or advisable to effect such Receivables Facility.

SECTION 1015.  Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.  Parent shall not permit any Restricted Subsidiary, other than the Company, a Guarantor or a special-purpose Restricted Subsidiary formed in connection with Receivables Facilities, to guarantee the payment of any Indebtedness of Parent, Company or any other Guarantor unless:

(1)           such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of Parent, the Company, the Non-Issuing Company or any Guarantor (A) if the Notes or such Guarantor’s Guarantee of the Notes are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes or such Guarantee, as applicable, are subordinated to such Indebtedness under this Indenture and (B) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or Parent’s, Non-Issuing Company’s or  such Guarantor’s Guarantee of the Notes, any such guarantee of such Restricted

Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes;

(2)           such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Parent or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

(3)           such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that

(A)          such Guarantee has been duly executed and authorized, and
(B)           such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by any Bankruptcy Law (including without limitation all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this Section 1015 shall not be applicable to any guarantee of any Restricted Subsidiary that:

(1)           existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

(2)           guarantees the payment of Obligations of Parent, the Company or any Restricted Subsidiary under the Senior Credit Facilities or any other Senior Indebtedness and any refunding, refinancing or replacement there of, in whole or in part, provided that such refunding, refinancing or replacement thereof constitutes Senior Indebtedness and provided further that any such Senior Indebtedness and any refunding, refinancing or replacement thereof is not incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A) pursuant to an exemption from the registration requirements of the Securities Act, which private placement provides for registration rights under the Securities Act.

SECTION 1016.  Limitation on Layering.  Parent shall not, and shall not permit the Company or any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Senior Indebtedness of Parent, Company or any Guarantor, as the case may be, unless such Indebtedness is either

(A)          equal in right of payment with the Notes or Parent’s, the Company’s or such Guarantor’s Guarantee, as the case may be, or
(B)           expressly subordinated in right of payment to the Notes or Parent’s, the Company’s or such Subsidiary Guarantor’s Guarantee, as the case may be.

SECTION 1017.  Change of Control.  (a) If a Change of Control occurs, the Company shall make an offer to purchase all of the Notes of such series pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company shall send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee, with the following information:

(1)           a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment by the Company;

(2)           that the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)           that any Note not properly tendered shall remain outstanding and continue to accrue interest;

(4)           that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(5)           that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;

(6)           that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased;

(7)           that if the Company is redeeming less than all of the Notes issued by it, the Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered which unpurchased portion must be equal to $1,000 or an integral multiple thereof; and

(8)           the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

(b)           While the Notes are in global form and the Company makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.

(c)           The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

(d)           On the Change of Control Payment Date, the Company shall, to the extent permitted by law,

(1)           accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)           deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and

(3)           deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company.

(e)           The Paying Agent shall promptly mail to each Holder of the Notes the Change of Control Payment for the Notes, and the Trustee shall promptly authenticate and deposit with DTC a new Global Note adjusted to reflect the unpurchased portion of the Notes surrendered, if any. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f)            The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

SECTION 1018.  Asset Sales.  (a) The Parent and the Company shall not, and shall not permit any Restricted Subsidiary controlled by it to, cause, make or suffer to exist an Asset Sale, unless:

(1)           Parent, the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value

(as determined in good faith by the Board of Directors of the Company) of the assets sold or otherwise disposed of and

(2)           except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by Parent, the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of

(A)          any liabilities (as shown on Parent’s, the Company’s, or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of Parent, the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which Parent, the Company and all Restricted Subsidiaries have been validly released by all creditors in writing,
(B)           any securities received by Parent, the Company or such Restricted Subsidiary from such transferee that are converted by Parent, the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale and
(C)           any Designated Noncash Consideration received by Parent, the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $150.0 million and (y) 5.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

(b)           Within 365 days after the receipt of any Net Proceeds of any Asset Sale, Parent, the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale.

(1)           to permanently reduce:

(A)          Obligations under the Senior Credit Facilities, and to correspondingly reduce commitments with respect thereto,
(B)           Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto) or Senior Subordinated Indebtedness, provided that if the Company shall so reduce Obligations under Senior Subordinated Indebtedness, it shall equally and ratably reduce Obligations under the Notes if the Notes are then prepayable or, if the Notes may not then be prepaid, the Company shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100%

of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid, or
(C)           Indebtedness of a Restricted Subsidiary which is not a guarantor, other than Indebtedness owed to Parent, the Company or another Restricted Subsidiary (but only to the extent such Net Proceeds from such Asset Sale are from an Asset Sale of or affecting such Restricted Subsidiary which is not a guarantor),

(2)           to an investment in (a) any one or more businesses, provided that such investment in any business is in the form of the acquisition of Capital Stock and results in Parent or Company or another Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business, or

(3)           to an investment in (a) any one or more businesses, provided that such investment in any business is in the form of the acquisition of Capital Stock and results in Parent or the Company or another Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c) replace the businesses, properties and assets that are the subject of such Asset Sale;

provided, that in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as Parent or Company or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds shall be applied to satisfy such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Company or such other Restricted Subsidiary enters into another Acceptable Commitment within nine months of such cancellation or termination.

(c)           Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in Section1018(b) shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company (or, in the case of an Asset Sale by Parent, the Company designated by Parent) shall make an offer to all Holders of the Notes issued by it and the Notes of the other Company, and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of Notes issued by it, the Notes of the other Company and such Pari Passu Indebtedness, that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Company shall commence an Asset Sale Offer with respect to Excess Proceeds within ten business days after the date that Excess Proceeds exceeds $20.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.

(d)           To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other provisions of this Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(e)           Pending the final application of any Net Proceeds pursuant to this Section 1018, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(f)            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

(g)           If less than all of the Notes or such Senior Subordinated Indebtedness of the Company are to be redeemed at any time, the Trustee shall select the Notes to be redeemed on a pro rata basis to the extent practicable, provided that no Notes of $1,000 or less shall be purchased or redeemed in part.

(h)           Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes to be purchased or redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

(i)            A new Note in principal amount equal to the unredeemed portion of any Note redeemed in part shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption.

SECTION 1019.  Additional Interest Notice.  In the event that the Company is required to pay Additional Interest to Holders of Notes pursuant to the Registration Rights Agreement, the Company shall provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

SECTION 1020.  Suspension of Covenants.  (a) During any period of time that: (1) the Notes have Investment Grade Ratings from both Rating Agencies and (2) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), Parent and its Restricted Subsidiaries shall not be subject to the following provisions of this Indenture:

(A)          clause (a)(4) of Section 801;
(B)           Section 1010;
(C)           Section 1011;
(D)          Section 1013;
(E)           Section 1014;
(F)           Section 1015;
(G)           Section 1016; and
(H)          Section 1018;

(collectively, the “Suspended Covenants”). Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be set at zero. In addition, the Guarantees of the Parent, the Non-Issuing Company and the Guarantors shall also be suspended as of such date (the “Suspension Date”). In the event that Parent and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then Parent and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events and the Guarantees shall be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period”. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

(b)           On the Reversion Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period shall be classified to have been incurred or issued pursuant to Sections 1011(a) or 1011(b) (in each case, to the extent such Indebtedness or Disqualified Stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock would not be so permitted to be incurred or issued pursuant to Section 1011(a) or 1011(b), such Indebtedness or Disqualified Stock shall be deemed to have been outstanding on the Bridge Closing Date, so that it is classified as permitted under Section 1011(b)(3). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 1010 shall be made as though Section 1010 had been in effect since the Bridge Closing Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under 1010(a).

(c)           The Company shall give the Trustee prompt (and in any event not later than five business days after a Covenant Suspension Event) written notice of any Covenant Suspension Event.  In the absence of such notice, the Trustee shall assume the Suspended Covenants apply and are in full force and effect.  The Company shall give the Trustee prompt (and in any event not later than five business days after a Covenant Suspension Event) written notice of any occurrence of a Reversion Date.  After any such notice of the occurrence of a Reversion Date, the Trustee shall assume the Suspended Covenants apply and are in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF NOTES

SECTION 1101.  Right of Redemption.  Except as set forth in this Section 1101 or in Section 1102, the Company will not be entitled to redeem Notes.   The Company shall not offer to redeem the Notes unless the Non-Issuing Company concurrently offers to redeem a pro rata amount of its Senior Subordinated Notes due 2015 and unless the Company and the Non-Issuing Company concurrently offers to prepay a pro rata amount of its then outstanding Loans.

At any time prior to April 6, 2010, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

On and after April 6, 2010, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register at par plus accrued interest plus a premium equal to one half of the coupon on such Notes, which premium shall decline ratably on each subsequent anniversary of the Bridge Closing Date to zero on the date that is one year prior to the Final Maturity of the Notes.

In addition, until April 6, 2008, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes issued by it under this Indenture at a redemption price equal to par plus the coupon on such Notes , subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net cash proceeds are contributed to the Company; provided that at least 65% of the sum of the aggregate principal amount of Notes originally issued under this Indenture and any Additional Notes remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

The Trustee shall select the Notes to be purchased in the manner described under Section 1105.

SECTION 1102.  Redemption for Changes in Withholding Taxes.  The Company (including any Successor Company) is entitled to redeem Notes issued by it, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days’ notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in the event that the Non-Issuing Company or any successor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to such Notes issued by it, any Additional Amounts (“Additional Amounts”, as defined in Section 1021 of the Exchange Notes Indenture dated October 6, 2006 among the Company, the Non-Issuing Company, the Parent and the other guarantors party thereto and the Trustee (the “Canadian Indenture”) with respect to such Notes as a result of:

(1)                                  a change in or an amendment to the laws (including any regulations promulgated thereunder and including any treaty to which the Company or the Non-Issuing Company is a party) of Canada or any political subdivision or any authority or agency therein or thereof having power to tax, or of or within any other jurisdiction in which the Company or the Non-Issuing Company is organized or is otherwise resident for tax purposes or any other jurisdiction from or through which payment is made (each a “Relevant Taxing Jurisdiction”); or

(2)                                  any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, including a decision of any court or tribunal, which change or amendment is announced or becomes effective on or after the Bridge Closing Date (and, in the case of a successor, after the date of the successor’s assumption of the Obligations of the Company or the Non-Issuing Company) and the Non-Issuing Company (or the Successor Company) cannot avoid such obligation by taking reasonable measures available to it.

Such redemption shall also be permitted if the Non-Issuing Company determines that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction, in a Relevant Taxing Jurisdiction, which action is taken or brought on or after the Bridge Closing Date (or, in the case of a successor, after the date of the successor’s assumption of the Obligations of the Company or the Non-Issuing Company),

there is a substantial probability that the Non-Issuing Company would be required to pay Additional Amounts.

Before the Company (or the successor) publishes or mails notice of redemption of any Notes issued by it as described above, the Company (or the Successor Company) will deliver to the Trustee an Officers’ Certificate to the effect that the Non-Issuing Company (or the successor entity) cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. The Company (or the successor entity) will also deliver an opinion of independent legal counsel or auditors of recognized standing stating that the Company (or the Successor Company) would be entitled to exercise its right of redemption hereunder.

SECTION 1103.  Applicability of Article.  Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1104.  Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Notes pursuant to Section 1101 above shall be evidenced by a Board Resolution.  In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

SECTION 1105.  Selection by Trustee of Notes to Be Redeemed.  If less than all of the Notes or such Senior Subordinated Indebtedness of the Company are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee on a pro rata basis to the extent practicable; provided that no notes of $1,000 or less shall be purchased or redeemed in part.

Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes to be purchased or redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase or Redemption Date, unless the Company defaults in payment of the purchase or Redemption Price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.

SECTION 1106.  Notice of Redemption.  Notice of redemption shall be given in the manner provided for in Section 107 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder to be redeemed.

All notices of redemption shall state:

(1)           the Redemption Date,

(2)           the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

(3)           if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(4)           in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5)           that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

(6)           the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7)           the name and address of the Paying Agent,

(8)           that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(9)           the “CUSIP” number, ISIN or “Common Code” number and that no representation is made as to the accuracy or correctness of the “CUSIP” number, ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes, and

(10)         the paragraph of the Notes pursuant to which the Notes are to be redeemed.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

SECTION 1107.  Deposit of Redemption Price.  Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest and Additional Interest, if any, on, all the Notes which are to be redeemed on that date.

SECTION 1108.  Notes Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date,

become due and payable at the Redemption Price therein specified (together with accrued interest and Additional Interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest.  Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest and Additional Interest, if any, to the Redemption Date and such Notes shall be canceled by the Trustee; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 306.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

SECTION 1109.  Notes Redeemed in Part.  Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE TWELVE

GUARANTEES

SECTION 1201.  Guarantees.  Each of Parent, the Non-Issuing Company and each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee for itself and on behalf of such Holder, that: (1) the principal of (and premium, if any) and interest on, or Additional Interest in respect of, the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (1) and (2) above, to the limitation set forth in Section 1205 hereof.

Each of Parent, the Non-Issuing Company and each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of Parent, the Non-Issuing Company or any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Parent, the Non-Issuing Company or a Guarantor.

Each of Parent, the Non-Issuing Company and each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of Parent, the Non-Issuing Company or such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee.  Each of Parent, the Non-Issuing Company and each Guarantor acknowledges that the Guarantee is a guarantee of payment, performance and compliance when due and not of collection.  Each of Parent, the Non-Issuing Company and each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against Parent, the Non-Issuing Company and each of the Guarantors to enforce such Person’s Guarantee without first proceeding against the Company or Parent, the Non-Issuing Company or any other Guarantor.  Each of Parent, the Non-Issuing Company and each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, Parent, the Non-Issuing Company and such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, Parent, the Non-Issuing Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company, Parent, the Non-Issuing Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of Parent, the Non-Issuing Company and the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each of Parent, the Non-Issuing Company and each Guarantor further agrees that, as between Parent, the Non-Issuing Company and each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (1) subject to this Article Twelve, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable)

shall forthwith become due and payable by Parent, the Non-Issuing Company and each Guarantor for the purpose of the Guarantee of such Person.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 1202.  Severability.  In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.

SECTION 1203.  Restricted Subsidiaries.  The Company shall cause any Restricted Subsidiary required to guarantee payment of the Notes pursuant to the terms and provisions of Section 1015 to (1) execute and deliver to the Trustee any amendment or supplement to this Indenture in accordance with the provisions of Article Nine of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under any Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on an unsecured senior subordinated basis and (2) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such amendment or supplement has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture.  Upon the execution of any such amendment or supplement, the obligations of Parent, the Non-Issuing Company and the Guarantors and any such Restricted Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, subject to Section 1208, be deemed to refer to all Guarantors, including such Restricted Subsidiary.  Such Guarantee shall be released in accordance with Section 803 and Section 1209.

SECTION 1204.  Subordination of Guarantees.  The Guarantee issued by Parent, the Non-Issuing Company and any Guarantor shall be unsecured senior subordinated obligations of such Person, ranking pari passu with all other existing and future Senior Subordinated Indebtedness of such Person, if any.  The Indebtedness evidenced by such Guarantee shall be subordinated on the same basis to Senior Indebtedness of Parent, the Non-Issuing Company and such Guarantor as the Notes are subordinated to Senior Indebtedness under Article Fourteen.

SECTION 1205.  Limitation of Guarantors’ Liability.  Each of Parent, the Non-Issuing Company and each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Person pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance.  To effectuate the foregoing intention, the Holders and each of Parent, the Non-Issuing Company and each such Guarantor hereby irrevocably agree that the obligations of such Person under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Person and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 1205, result in the obligations of Parent, the Non-Issuing Company and such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

SECTION 1206.  Contribution.  In order to provide for just and equitable contribution among Parent, the Non-Issuing Company and the Guarantors, Parent, the Non-Issuing Company and the Guarantors agree, inter se, that in the event any payment or distribution is made by Parent, the Non-Issuing Company or any Guarantor (a “Funding Guarantor”) under a Guarantee, such Funding Guarantor shall be entitled to a contribution from Parent, the Non-Issuing Company and all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each of Parent, the Non-Issuing Company and each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other obligations of Parent, the Non-Issuing Company or any Guarantor with respect to the Guarantee of such Person.  For the purposes of this Article Twelve, the “Adjusted Net Assets” of such Person at any date shall mean the lesser of (1) the amount by which the fair value of the property of such Person exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Person at such date and (2) the amount by which the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Person, as they become absolute and matured.

SECTION 1207.  Subrogation.  Parent, the Non-Issuing Company and each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by Parent, the Non-Issuing Company or any Guarantor pursuant to the provisions of Section 1201; provided, however, that, if an Event of Default has occurred and is continuing, none of Parent, the Non-Issuing Company or any Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

SECTION 1208.  Reinstatement.  Each of Parent, the Non-Issuing Company and each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 1201 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor.

SECTION 1209.  Release of a Guarantor.  Any Guarantee of the Notes shall be automatically and unconditionally released and discharged upon:

(1)           (A)          any sale, exchange or transfer (by merger or otherwise) of all of the Company’s Capital Stock in such guarantor (including any sale, exchange or transfer following which the applicable guarantor is no longer a Restricted Subsidiary) or all or substantially all the assets of such guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture;

(B)           the release or discharge of the guarantee by such Restricted Subsidiary which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;
(C)           if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or
(D)          the Legal Defeasance of the Notes under Section 1302 hereof, or the Covenant Defeasance of the Notes under Section 1303 hereof, or if the Company’s obligations under this Indenture are discharged in accordance with Section 401; and

(2)           such Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 1210.  Benefits Acknowledged.  Each of Parent, the Non-Issuing Company and each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article Twelve.

ARTICLE THIRTEEN

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.  Company’s Option to Effect Legal Defeasance or Covenant Defeasance.  The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

SECTION 1302.  Legal Defeasance and Discharge.  Upon the Company’s exercise under Section 1301 of the option applicable to this Section 1302, each of the Company, Parent, the Non-Issuing Company and the Guarantors shall be deemed to have been discharged from its respective obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1304 are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such

Legal Defeasance means that each of the Company, Parent and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1305 and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of and premium, if any, and interest on such Notes when such payments are due solely out of the trust described in Section 1304, (2) the Company’s obligations with respect to such Notes under Sections 303, 304, 305, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the obligations of each of the Company, Parent and the Guarantors in connection therewith and (4) this Article Thirteen.  Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Notes.

SECTION 1303.  Covenant Defeasance.  Upon the Company’s exercise under Section 1301 of the option applicable to this Section 1303, each of the Company and the Guarantors shall be released from its respective obligations under any covenant contained in Sections 801, 802 and in Sections 1005, 1006, 1007 and 1009 through and including 1018 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(3), 501(4), 501(5), 501(6), 501(7) and 501(9) and, with respect to only any Significant Subsidiary and not the Company, Section 501(8), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  Notwithstanding the foregoing, if the Company exercises its Covenant Defeasance option under this Section 1303 with respect to the Notes, the Company’s obligations under Sections 1102, 1017 and 1018 shall only terminate upon the Non-Issuing Company’s exercising its Covenant Defeasance option under the Non-Issuing Company Notes.

SECTION 1304.  Conditions to Legal Defeasance or Covenant Defeasance.  The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Notes:

(1)           The Company shall irrevocably have deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Thirteen applicable to it), in trust, for the benefit of the Holders, (A) cash in U.S. dollars, (B) non-callable Government Securities, or (C) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, the principal of, premium, if any, and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal, premium, if any, or, interest due on the Notes; provided that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such Government Securities to said payments with respect to the Notes; and provided further that upon the effectiveness of this Section 1304, the cash or Government Securities deposited shall not be subject to the rights of the holders of Senior Indebtedness pursuant to the provisions of Article Fourteen.  Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable.  Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing;

(2)           in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A)          the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
(B)           since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) shall have occurred and be continuing on the date of such deposit;

(5)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than this Indenture) to which, the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(6)           the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title II of the United States Code;

(7)           the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Guarantor or others; and

(8)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 1305.  Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.  Subject to the provisions of the last paragraph of Section 1003, all cash and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the “Qualifying Trustee”) pursuant to Section 1304 in respect of the Outstanding Notes shall be held in trust and applied by the Qualifying Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Qualifying Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or Government Securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Qualifying Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Qualifying Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Securities held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Qualifying Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

SECTION 1306.  Reinstatement.  If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and each Guarantor’s obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 1305; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE FOURTEEN

SUBORDINATION

SECTION 1401.  Agreement To Subordinate.  The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Fourteen, to the prior payment of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. All provisions of this Article Fourteen shall be subject to Section 1412 hereof.

SECTION 1402.  Liquidation, Dissolution, Bankruptcy.  Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

(1)           holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of such Senior Indebtedness before Holders shall be entitled to receive any payment of principal of or interest on the Notes;

(2)           until such Senior Indebtedness is paid in full in cash, any payment or distribution to which Holders would be entitled but for this Article Fourteen shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive Permitted Junior Securities; and

(3)           if a distribution is made to Holders of the Notes that, due to the Article Fourteen, should not have been made to them, such Holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

SECTION 1403.  Default on Designated Senior Indebtedness of the Company.  The Company, Parent, or any Guarantor shall not pay the principal of, premium, if any, or interest on the Notes (or pay any other obligations relating to the Notes, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to Article Four or Article Thirteen and may not purchase, redeem or otherwise retire any Notes (collectively, “pay the Notes”) (except in the form of Permitted Junior Securities) if either of the following (a “Payment Default”) occurs: (a) any Obligation on Designated Senior Indebtedness of the Company is not paid in full in cash when due (after giving effect to any applicable grace period); or (b) any other default on Designated Senior Indebtedness of the

Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms; unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, the Company is permitted to pay the Notes if the Company and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.  During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company shall not pay the Notes (except in the form of Permitted Junior Securities) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated: (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section 1403), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, the Company and the Guarantors shall be entitled to resume payments on the Notes after termination of such Payment Blockage Period.  The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period; provided that if any Blockage Notice within such 360-day period is delivered to the Trustee by or on behalf of any holders of Designated Senior Indebtedness of the Company (other than holders of Indebtedness under the Senior Credit Facilities), a Representative of holders of Indebtedness under the Senior Credit Facilities shall be entitled to give another Blockage Notice within such period; provided further, however, that in no event shall the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect.  For purposes of this Section 1403, no Default which existed or was continuing on the date of delivery of any Payment Blockage Period to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Period unless such default has been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Payment Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

SECTION 1404.  Acceleration of Payment of Securities.  If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representatives) of the acceleration.

SECTION 1405.  When Distribution Must Be Paid Over.  If a distribution is made to Holders that because of this Article Fourteen should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

SECTION 1406.  Subrogation.  After all Senior Indebtedness of the Company is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness.  A distribution made under this Article Fourteen to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Indebtedness.

SECTION 1407.  Relative Rights.  This Article Fourteen defines the relative rights of Holders and holders of Senior Indebtedness of the Company.  Nothing in this Indenture shall:

(1)           impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

(2)           prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Holders.

SECTION 1408.  Subordination May Not Be Impaired by Company.  No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 1409.  Rights of Trustee and Paying Agent.  Notwithstanding Section 1403, the Trustee or Paying Agent shall continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that under this Article Fourteen would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a trust officer of the Trustee receives notice satisfactory to it that such payments are prohibited by this Article Fourteen.  The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative shall be entitled to give the notice.

The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee.  The Registrar and co-registrar and the Paying Agent shall be entitled to do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article Fourteen with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article Six shall deprive the

Trustee of any of its rights as such holder.  Nothing in this Article Fourteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

SECTION 1410.  Distribution or Notice to Representative.  Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of the Company, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

SECTION 1411.  Article Fourteen Not To Prevent Events of Default or Limit Right To Accelerate.  The failure to make a payment pursuant to the Notes by reason of any provision in this Article Fourteen shall not be construed as preventing the occurrence of a Default.  Nothing in this Article Fourteen shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

SECTION 1412.  Trust Moneys Not Subordinated.  Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Four or Article Thirteen by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article Fourteen, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

SECTION 1413.  Trustee Entitled To Rely.  Upon any payment or distribution pursuant to this Article Fourteen, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 1402 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fourteen.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article Fourteen, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Fourteen, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The provisions of Sections 601 and 603 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Fourteen.

SECTION 1414.  Trustee To Effectuate Subordination.  Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article Fourteen and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 1415.  Trustee Not Fiduciary for Holders of Senior Indebtedness of the Company.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article Fourteen or otherwise.

SECTION 1416.  Reliance by Holders of Senior Indebtedness of the Company on Subordination Provisions.  Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

MASONITE CORPORATION

by:
/s/ Fred Arnold
Name: Frederick Arnold
Title: Executive Vice President, Finance

MASONITE INTERNATIONAL CORPORATION

by:
/s/ Fred Arnold
Name: Frederick Arnold
Title: Executive Vice President, Finance

MASONITE INTERNATIONAL INC.

by:
/s/ Fred Arnold
Name: Frederick Arnold
Title: Executive Vice President, Finance

3061275 NOVA SCOTIA COMPANY

by:
/s/ Robert V. Tubbesing
Name: Robert V. Tubbesing
Title: Manager

BONLEA LIMITED

by:
/s/ Rose M. Murphy
Name: Rose M. Murphy
Title: Joint Company Secretary

CASTLEGATE ENTRY SYSTEMS, INC.

by:
/s/ Lawrence P. Repar
Name: Lawrence P. Repar
Title: President

CROWN DOOR CORPORATION

by:
/s/ Lawrence P. Repar
Name: Lawrence P. Repar
Title: President

CUTTING EDGE TOOLING, INC.

by:
/s/ Rose M. Murphy
Name: Rose M. Murphy
Title: Vice President

DOOR INSTALLATION SPECIALIST CORPORATION

by:
/s/ Rose M. Murphy
Name: Rose M. Murphy
Title: Vice President

EGER PROPERTIES

by:
/s/ Rose M. Murphy
Name: Rose M. Murphy
Title: Vice President

FLORIDA MADE DOOR CO.

by:
/s/ Rose M. Murphy
Name: Rose M. Murphy
Title: Vice President

MASONITE PRIMEBOARD, INC.

by:
/s/ Rose M. Murphy
Name: Rose M. Murphy
Title: Vice President

MASONITE CHILE HOLDINGS S.A.

by:
/s/ James U. Morrison
Name: James U. Morrison III
Title: President

MASONITE COMPONENTS

by:
/s/ James U. Morrison
Name: James U. Morrison III
Title: President

MASONITE EUROPE

by:
/s/ James U. Morrison
Name: James U. Morrison III
Title: President

MASONITE EUROPE LIMITED

by:
/s/ Rose M. Murphy
Name: Rose M. Murphy
Title: Joint Company Secretary

MASONITE IRELAND

by:
/s/ James U. Morrison
Name: James U. Morrison III
Title: President

MASONITE MEXICO, S.A. DE C.V.

by:
/s/ Rose M. Murphy
Name: Rose M. Murphy
Title: Director

PINTU ACQUISITION COMPANY, INC.

by:
/s/ Rose M. Murphy
Name: Rose M. Murphy
Title: Assistant Secretary

PREMDOR CROSBY LIMITED

by:
/s/ Rose M. Murphy
Name: Rose M. Murphy
Title: Joint Company Secretary

PREMDOR FINANCE LLC

by:
/s/ Robert V. Tubbesing
Name: Robert V. Tubbesing
Title: Manager

PREMDOR U.K. HOLDINGS LIMITED

by:
/s/ Rose M. Murphy
Name: Rose M. Murphy
Title: Joint Company Secretary

WOODLANDS MILLWORK I, LTD.

by:
/s/ Rose M. Murphy
Name: Rose M. Murphy
Title: Assistant Secretary

WMW, INC.

by:
/s/ Rose M. Murphy
Name: Rose M. Murphy
Title: Assistant Secretary

THE BANK OF NEW YORK, AS TRUSTEE

by:
/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Assistant Vice President

Rule 144A / Regulation S / IAI Appendix

PROVISIONS RELATING TO INITIAL NOTES
AND EXCHANGE NOTES

1.             Definitions.

1.1           Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such a Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Note” means a certificated Initial Note or Exchange Note bearing, if required, the appropriate restricted notes legend set forth in Section 2.3(e).

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Exchange Notes” means the Senior Subordinated Notes Due 2015 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“Initial Notes” means (1) Senior Subordinated Notes Due 2015 issued on the Issue Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Notes” means the Initial Notes and the Exchange Notes.

“Notes Custodian” means the custodian with respect to a Global Notes (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Exchange and Registration Rights Agreement dated October 6, 2006, among Parent, the Company, the Non-Issuing Company, the Guarantors and the Trustee and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933.

“Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Notes pursuant to a Registration Rights Agreement.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2           Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b	)

“Global Notes”	2.1(a	)

“IAI Global Note”	2.1(a	)

“Permanent Regulation S Global Note”	2.1(a	)

“Regulation S”	2.1(a	)

“Regulation S Global Note”	2.1(a	)

“Rule 144A”	2.1(a	)

“Rule 144A Global Note”	2.1(a	)

“Temporary Regulation S Global Note”	2.1(a	)

2

2.             The Notes.

2.1           (a)  Form and Dating.  The Initial Notes shall be issued by the Company pursuant to the Senior Subordinated Loan Agreement and in accordance with Section 201 of the Indenture.  The Initial Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”).  Initial Notes may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.  Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”); Initial Notes initially resold to IAIs shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “IAI Global Note”); and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global notes in fully registered form (collectively, the “Temporary Regulation S Global Note”), in each case without interest coupons and with the global notes legend and the applicable restricted notes legend set forth in Exhibit 1(a) and 1(b)hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.  Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note, a permanent global note (the “Permanent Regulation S Global Note”, and together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, an IAI Global Note or the Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Note, certification that the interest in the Temporary Regulation S Global Note is being transferred to an “accredited investor” under the Securities Act that is an institutional accredited investor acquiring the notes for its own account or for the account of an institutional accredited investor.

Beneficial interests in Temporary Regulation S Global Notes or IAI Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

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Beneficial interests in Temporary Regulation S Global Notes and Rule 144A Global Notes may be exchanged for an interest in IAI Global Notes if (1) such exchange occurs in connection with a transfer of the notes in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Note or Rule 144A Global Note, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that (A) the Regulation S Global Note or Rule 144A Global Note, as applicable, is being transferred (a) to an “accredited investor” within the meaning of 501(a)(1),(2),(3) and (7) under the Securities Act that is an institutional investor acquiring the notes for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the notes of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note or an IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144.

The Rule 144A Global Note, the IAI Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as “Global Notes”.  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(b)           Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

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(c)           Definitive Notes.  Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2           Authentication.  The Trustee shall:  (1) on the initial Issue Date, authenticate and deliver Initial Notes in an aggregate principal amount specified in the written order of the Company pursuant to Section 205 of the Indenture, (2) at any time and from time to time after the execution and delivery of this Indenture, in accordance with Section 201, at the direction of  Company Order, credit the DTC participant accounts as directed and make such confirmations as are required by the Company in order for the Company may issue Notes pursuant to the existing Global Notes, and (3) authenticate and deliver any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 205 of the Indenture and (4) Exchange Notes for issue only in a Registered Exchange Offer, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.  Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 311 of the Indenture, shall certify that such issuance is in compliance with Section 1011 of the Indenture.

2.3           Transfer and Exchange.  (a)  Transfer and Exchange of Definitive Notes.  When Definitive Notes are presented to the Registrar with a request:

(x)            to register the transfer of such Definitive Notes; or

(y)           to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)           if such Definitive Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)          if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

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(B)           if such Definitive Notes are being transferred to the Company, a certification to that effect; or

(C)           if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b)           Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note, an IAI Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)            certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

(ii)           written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Note (in the case of a transfer pursuant to clause (b)(1)(B)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled.  If no Rule 144A Global Notes, IAI Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate,

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upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

(c)           Transfer and Exchange of Global Notes.

(i)            The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note.  The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii)           If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)          Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv)          In the event that Global Note is exchanged for Definitive Notes to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)           Restrictions on Transfer of Temporary Regulation S Global Notes.  During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance

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with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note), (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e)           Legend.

(i)            Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                                                THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT), EACH AN (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE

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REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)           Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii)          After a transfer of any Initial Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, as the case may be, all requirements pertaining to legends on such Initial Note will cease to apply, the requirements requiring any such Initial Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or an Initial in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes upon exchange of such transferring Holder’s certificated Initial Note or directions to transfer such Holder’s interest in the Global Note, as applicable.

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(iv)          Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form, in each case without the restricted notes legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

(f)            Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g)           No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

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2.4           Definitive Notes.

(a)           A Global Note deposited with the Depositary or with the Trustee as Notes Custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note and the Depositary fails to appoint a successor Depositary or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor Depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

(b)           Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $500 principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct.  Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted notes legend and definitive notes legend set forth in Exhibit 1 hereto.

(c)           Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)           In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.  In the event that such Definitive Notes are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, including pursuant to Section 507, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

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EXHIBIT 1
to Rule 144A / Regulation S / IAI Appendix

[FORM OF FACE OF INITIAL NOTE]
[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] [UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT), EACH AN (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR

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HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Note Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.  DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  HOLDERS OF INTERESTS IN THIS TEMPORARY

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REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE OR AN IAI GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Notes Legend]

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IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

4

CUSIP No. [ ]

No. [ ]	$

Senior Subordinated Notes Due 2015

MASONITE CORPORATION, a Delaware corporation, promises to pay to CEDE & CO. or registered assigns, the principal sum of                  Dollars on April 6, 2015.

Interest Payment Dates:  semiannually in arrears on April 15 and October 15 of each year.

Record Dates:  April 1 and October 1.

Additional provisions of this Note are set forth on the other side of this Note.

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Dated:

MASONITE CORPORATION

By
Name:

Title:

By
Name:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK

as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.

By
Authorized Signatory

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[FORM OF REVERSE SIDE OF INITIAL NOTE]
Senior Subordinated Note Due 2015

1.             Principal and Interest; Subordination

The Company will pay the principal of this Note on April 6, 2015.

The Company promises to pay interest and Additional Interest, if any, on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate specified in Section 203 of the Indenture (subject to adjustment as provided below).

Interest, and Additional Interest, if any, will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes) at the close of business on April 15 and October 15 of each year (each, an “Interest Payment Date”), commencing on April 15, 2007.

(a)           Subject to clause (b) below, the interest rate borne by the Notes shall not exceed 11.0% per annum.  To the extent the interest rate borne by any Note exceeds 11.0% per annum, the Company may elect to pay such excess interest (the “PIK Interest Amount”) through the issuance of additional Initial Notes or Exchange Notes (the “Additional Notes”), as the case may be, in an aggregate principal amount equal to all or a portion of such PIK Interest Amount.

(b)           Any amount (whether of principal or interest) not paid when due hereunder (whether at the stated maturity, by acceleration or otherwise) shall bear interest, to the extent permitted by law (after as well as before judgment), payable on demand, at the rate that would otherwise be applicable thereto plus 2% per annum from and including the date of such non-payment to but excluding the date on which such amount is paid in full.

(c)           In no event shall the interest rate on the Notes exceed the highest lawful rate permitted by applicable law.

(d)           Interest shall be payable semiannually in arrears on each Interest Payment Date.  Payments made on the first Interest Payment Date after the Exchange Date with respect to any Note shall include any capitalized interest on such Note.  Prior to the first Interest Payment Date with respect to any Note, the Company shall certify to the Trustee the amount of interest, if any, accrued but not paid on the Loan exchanged for such Note.  Notwithstanding the foregoing, if a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on the Notes for the intervening period.  If a regular record date is not a Business Day, the record date shall not be affected.

(e)           The Company or a calculation agent to be appointed by the Company will calculate the amount of interest payable from time to time under the Notes.

The Holder of this Note is entitled to the benefits of the Exchange and Registration Rights Agreement, dated October 6, 2006, among Parent, the Company, the Non-Issuing Company, the Guarantors and Trustee (the “Registration Rights Agreement”).

Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the initial Issue Date; provided that, if there is no

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existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date.

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to such provisions.  Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee its attorney in-fact for such purpose.

2.             Method of Payment.

The Company will pay interest (except defaulted interest) on the principal amount of the Notes at the close of business on April 15 and October 15 of each year to the Persons who are Holders (as reflected in the Note Register at the close of business on April 1 and October 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after April 6, 2015.

The Company will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may pay principal (premium, if any) and interest by its check payable in such money.  The Company may pay interest on the Notes either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee.  If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.             Paying Agent and Note Registrar.

Initially, The Bank of New York, a New York banking corporation (the “Trustee”) will act as Paying Agent and Note Registrar.  The Company may change any Paying Agent or Note Registrar upon written notice thereto.  The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.

4.             Indenture.

The Company issued the Notes under an Exchange Note Indenture dated as of October 6, 2006 (the “Indenture”), among Parent, the Company, the Non-Issuing Company, the Guarantors and the Trustee.  Capitalized terms herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

8

The Notes are unsecured senior obligations of the Company.  The Indenture does not limit the aggregate principal amount of the Notes.

5.             Redemption.

Except as set forth below, the Company will not be entitled to redeem Notes.   The Company shall not offer to redeem the Notes unless the Non-Issuing Company concurrently offers to redeem a pro rata amount of its Senior Subordinated Notes due 2015 and unless the Company and the Non-Issuing Company concurrently offers to prepay a pro rata amount of its then outstanding Loans.

At any time prior to April 6, 2010, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

On and after April 6, 2010, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register at par plus accrued interest plus a premium equal to one half of the coupon on such Notes, which premium shall decline ratably on each subsequent anniversary of the Bridge Closing Date to zero on the date that is one year prior to the Final Maturity of the Notes.

In addition, until April 6, 2008, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes issued by it under this Indenture at a redemption price equal to par plus the coupon on such Notes , subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net cash proceeds are contributed to the Company; provided that at least 65% of the sum of the aggregate principal amount of Notes originally issued under this Indenture and any Additional Notes remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

The Company (including any Successor Company) is entitled to redeem Notes issued by it, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days’ notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in the event that the Non-Issuing Company or any successor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to such Notes issued by it, any Additional Amounts (“Additional Amounts”, as defined in Section 1021 of the Canadian Indenture) with respect to such Notes as a result of:

9

(1)                                  a change in or an amendment to the laws (including any regulations promulgated thereunder and including any treaty to which the Company or the Non-Issuing Company is a party) of Canada or any political subdivision or any authority or agency therein or thereof having power to tax, or of or within any other jurisdiction in which the Company or the Non-Issuing Company is organized or is otherwise resident for tax purposes or any other jurisdiction from or through which payment is made (each a “Relevant Taxing Jurisdiction”); or

(2)                                any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, including a decision of any court or tribunal, which change or amendment is announced or becomes effective on or after the Bridge Closing Date (and, in the case of a successor, after the date of the successor’s assumption of the Obligations of the Company or the Non-Issuing Company) and the Non-Issuing Company (or the Successor Company) cannot avoid such obligation by taking reasonable measures available to it.

Such redemption shall also be permitted if the Non-Issuing Company determines that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction, in a Relevant Taxing Jurisdiction, which action is taken or brought on or after the Bridge Closing Date (or, in the case of a successor, after the date of the successor’s assumption of the Obligations of the Company or the Non-Issuing Company), there is a substantial probability that the Non-Issuing Company would be required to pay Additional Amounts.

6.             Repurchase upon a Change of Control and Asset Sales.

Upon the occurrence of (a) a Change of Control, the Holders of the Notes will have the right to require that the Company purchase such Holder’s outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase and (b) an Asset Sale, the Company may be obligated to make offers to purchase Notes and Senior Subordinated Indebtedness of the Company with a portion of the Net Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

7.             Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of at least $1.00 in principal amount.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

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8.             Persons Deemed Owners.

A registered Holder may be treated as the owner of a Note for all purposes.

9.             Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request.  After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.           Discharge and Defeasance Prior to Redemption or Maturity.

If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or Government Securities sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to Redemption or Maturity Date, the Company will be discharged from its obligations under the Indenture and the Notes, except in certain circumstances for certain covenants thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.           Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes.  Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12.           Restrictive Covenants.

The Indenture contains certain covenants, including covenants with respect to the following matters: (i) Restricted Payments; (ii) incurrence of Indebtedness and Issuance of Disqualified Stock; (iii) Liens; (iv) transactions with Affiliates; (v) dividend and other payment restrictions affecting Restricted Subsidiaries; (vi) guarantees of Indebtedness by Restricted Subsidiaries; (vii) incurrence of other Senior Subordinated Indebtedness; (viii) merger and certain transfers of assets; (ix) purchase of Notes upon a Change in Control; (x) Layering; and (xi) disposition of proceeds of Asset Sales.  Within 120 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

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13.           Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

14.           Remedies for Events of Default.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the Outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes issued under Indenture to be due and payable immediately; provided, however, that, so long as any Indebtedness permitted to be incurred under the Indentures as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of (1) acceleration of any such Indebtedness under the Senior Credit Facilities, or (2) five Business Days after the giving of written notice of such acceleration to the Company and the administrative agent under the Senior Credit Facilities.  If a bankruptcy or insolvency default with respect to Parent, the Company, the Non-Issuing Company, or any Significant Subsidiary occurs and is continuing, the Notes automatically become immediately due and payable.  Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.  Subject to certain restrictions, the Holders of a majority in principal amount of the Outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

15.           Guarantees.

The Company’s obligations under the Notes are fully, irrevocably and unconditionally guaranteed on an unsecured senior subordinated basis, to the extent set forth in the Indenture, by each of the Guarantors.

16.           Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

17.           Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

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18.           Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

19.           CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.           Holders’ Compliance with the Registration Rights Agreement.

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of Parent, the Company, and the Non-Issuing Company to the extent provided therein.

21.           Governing Law.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to Masonite Corporation, 1 North Dale Mabry, Suite 950, Tampa, Florida  33609, Attention: Legal Department.

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

13

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint _________________ agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	to the Company; or

	(1)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

	(2)	☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

	(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

	(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

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(5)	☐

to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements relating to the transfer of this Note (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase)	Signature of authorized officer of Trustee or Notes Custodian

17

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1017 or 1018 of the Indenture, check the box: ☐

☐  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1017 or 1018 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

18

EXHIBIT 2
to Rule 144A / Regulation S / IAI Appendix

Form of
Transferee Letter of Representation

MASONITE CORPORATION
1 North Dale Mabry, Suite 950
Tampa, Florida  33609

In care of
[          ]
[          ]
[          ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $_________ principal amount of the Senior Subordinated Notes Due 2015 (the “Notes”) of MASONITE CORPORATION, a Delaware corporation (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:______________________

Taxpayer ID Number:____________

The undersigned represents and warrants to you that:

1.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.             We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1),

(2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Notes of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Notes is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:	,

by:

2

EXHIBIT A

[FORM OF FACE OF EXCHANGE NOTE] *

*/ [If the Note is to be issued in global form add the Global Notes Legend from Exhibit 1(a) and 1(b) to Appendix A and the attachment from such Exhibit 1(a) and 1(b)  captioned “[TO BE ATTACHED TO GLOBAL NOTES] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

The form of the Exchange Rate Note shall contain the provisions of Exhibit 1(a) and 1(b) to Appendix A, as applicable, except that paragraph 7 therein shall be replaced with the following:

“7.           Denominations; Transfer; Exchange.

The Notes are in registered form without coupons and may be issued in any denomination.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                                 , 200    , among                                      (the “Guaranteeing Subsidiary”), a subsidiary of MASONITE CORPORATION (or its permitted successor), a Delaware corporation (the “Company”), Parent, the Non-Issuing Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 6, 2006 providing for the issuance of Senior Subordinated Notes Due 2015 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 12 thereof.

3.             NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of Parent, the Company, the Non-Issuing Company or any Guarantor or any of their parent companies shall have any liability for any obligations of Parent, the Company, the Non-Issuing Company or the Guarantors under the Notes, the Guarantees, or the Indenture for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4.             GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.             COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.             THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ______________, 20__

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

MASONITE CORPORATION

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signator

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EXHIBIT C

INCUMBENCY CERTIFICATE

The undersigned,                      , being the                       of                       (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, The Bank of New York, as Trustee under the Indenture dated as of October 6, 2006, among Parent, the Company, the Non-Issuing Company and The Bank of New York.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the          day of                  , 20  .

_____________________________
Name:
Title: